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                                                                    Exhibit 10.3

                                                                  EXECUTION COPY

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                               PURCHASE AGREEMENT

                          dated as of February 27, 1998

                                  by and among

                              JTM INDUSTRIES, INC.,

                           POZZOLANIC RESOURCES, INC.

                                       and

                            THE SELLERS NAMED HEREIN

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I
        SALE OF PURCHASED STOCK; CLOSING......................................2
        1.1    Sale and Purchase..............................................2
        1.2    Purchase Price.................................................2
        1.3    Closing........................................................2
        1.4    Escrows........................................................2

ARTICLE II
        RESERVED..............................................................3

ARTICLE III
        REPRESENTATIONS AND WARRANTIES OF THE SELLERS.........................3
        3.1    Organization and Qualification.................................3
        3.2    Capital Stock..................................................4
        3.3    Authority Relative to this Agreement and the Operative
               Agreements.....................................................4
        3.4    Business.......................................................5
        3.5    No Conflicts...................................................6
        3.6    Governmental Approvals and Filings.............................6
        3.7    Books and Records..............................................7
        3.8    Financial Statements...........................................7
        3.9    Absence of Changes.............................................7
        3.10   No Undisclosed Liabilities.....................................9
        3.11   Taxes..........................................................9
        3.12   Legal Proceedings.............................................11
        3.13   Compliance with Laws and Orders...............................11
        3.14   Benefit Plans; ERISA..........................................11
        3.15   Real Property.................................................12
        3.16   Tangible Personal Property....................................13
        3.17   Intellectual Property Rights..................................13
        3.18   Contracts.....................................................13
        3.19   Licenses......................................................15
        3.20   Insurance.....................................................15
        3.21   Affiliate Transactions........................................16
        3.22   Employees; Labor Relations....................................16
        3.23   Environmental Matters.........................................17
        3.24   Substantial Customers and Suppliers...........................18
        3.25   Accounts Receivable...........................................18
        3.26   Other Negotiations; Brokers...................................19
        3.27   Holding Company Act and Investment Company Act Status.........19

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        3.28   Restrictions on Conduct of Business...........................19
        3.29   Bank and Brokerage Accounts; Investment Assets................19
        3.30   Disclosure....................................................19

ARTICLE IV
        ADDITIONAL REPRESENTATIONS AND WARRANTIES OF EACH SELLER.............20
        4.1    Organization and Qualification................................20
        4.2    Capacity Relative to this Agreement and the Operative
               Agreements; Options ..........................................20
        4.3    No Conflicts..................................................20
        4.4    Governmental Approvals and Filings............................21
        4.5    Taxes.........................................................21
        4.6    Legal Proceedings.............................................21
        4.7    Title to Common Stock.........................................22
        4.8    Ownership.....................................................22
        4.9    Other Negotiations; Brokers...................................22

ARTICLE V
        REPRESENTATIONS AND WARRANTIES OF BUYER..............................23
        5.1    Organization and Qualification................................23
        5.2    Authority Relative to this Agreement and the Operative
               Agreements..... ..............................................23
        5.3    No Conflicts..................................................23
        5.4    Governmental Approvals and Filings............................23
        5.5    Legal Proceedings.............................................24
        5.6    Brokers.......................................................24
        5.7    Purchase for Investment.......................................24
        5.8    Financing of Purchase Price...................................24

ARTICLE VI
        COVENANTS............................................................24
        6.1    Access to Information.........................................24
        6.2    Conduct of Business...........................................25
        6.3    Certain Restrictions..........................................26
        6.4    Governmental and Other Approvals..............................26
        6.5    Notice and Cure...............................................26
        6.6    Audited Financial Statements..................................27
        6.7    Efforts to Consummate Transaction.............................27
        6.8    No Solicitations..............................................27
        6.9    Noncompetition; Non Solicitation; Trade Secrets; Discoveries
               and Works. ...................................................27
        6.10   Buyer's Covenant..............................................30

ARTICLE VII
        CONDITIONS TO OBLIGATIONS OF BUYER; DELIVERIES AT THE CLOSING
        .....................................................................31

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        7.1    Representations and Warranties.................................31
        7.2    Performance....................................................31
        7.3    Officers' Certificates.........................................31
        7.4    Orders and Laws................................................31
        7.5    Consents and Approvals.........................................32
        7.6    Opinion of Sellers' Counsel....................................32
        7.7    Operative Agreements...........................................32
        7.8    Release of Claims..............................................32
        7.9    Resignations...................................................32
        7.10   Good Standing Certificates.....................................32
        7.11   Transfer to BVI; Receipt of Purchased Stock and Minute Books...33
        7.12   Payment of Indebtedness........................................33
        7.13   Additional Requirements........................................33
        7.14   Proceedings....................................................33
        7.15   Completion of Diligence........................................33
        7.16   Tax Status Certificate.........................................34
        7.17   Audited Financial Statements...................................34
        7.18   No Adverse Change..............................................34

ARTICLE VIII
        CONDITIONS TO OBLIGATIONS OF SELLERS; DELIVERIES AT THE CLOSING
        ......................................................................34
        8.1    Representations and Warranties.................................34
        8.2    Performance....................................................34
        8.3    Officers' Certificates.........................................34
        8.4    Orders and Laws................................................34
        8.5    Governmental Consents and Approvals............................34
        8.6    Opinion of Buyer's Counsel.....................................35
        8.7    Operative Agreements...........................................35
        8.8    Receipt of the Purchase Price..................................35

ARTICLE IX

        SURVIVAL OF REPRESENTATIONS, WARRANTIES,
        COVENANTS AND AGREEMENTS..............................................35
        9.1    Survival of Representations, Warranties, Covenants
               and Agreements.................................................35

ARTICLE X
        INDEMNIFICATION.......................................................36
        10.1   Indemnification................................................36
        10.2   Method of Asserting Claims.....................................37

ARTICLE XI
        CERTAIN TAX MATTERS...................................................39

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        11.1   Allocation of Tax Liability....................................39
        11.2   Preparation and Filing of Tax Returns; Refunds.................40
        11.3   Tax Contests...................................................41
        11.4   Cooperation Regarding Tax Matters..............................42
        11.5   Other Tax Covenants............................................43
        11.6   Conflict.......................................................43

ARTICLE XII
        DEFINITIONS...........................................................44
        12.1   Definitions....................................................44

ARTICLE XIII
        TERMINATION...........................................................55
        13.1   Termination....................................................55
        13.2   Effect of Termination..........................................55

ARTICLE XIV
        MISCELLANEOUS.........................................................56
        14.1   Notices........................................................56
        14.2   Entire Agreement...............................................57
        14.3   Expenses.......................................................57
        14.4   Confidentiality................................................57
        14.5   Further Assurances; Post-Closing Cooperation...................57
        14.6   Certain Assets and Properties..................................57
        14.7   Waiver.........................................................58
        14.8   Amendment......................................................58
        14.9   No Third Party Beneficiary.....................................58
        14.10  No Assignment; Binding Effect..................................58
        14.11  Limited Recourse...............................................58
        14.12  Public Announcements...........................................58
        14.13  Headings.......................................................59
        14.14  Invalid Provisions.............................................59
        14.15  Governing Law..................................................59
        14.16  Consent to Jurisdiction and Service of Process.................59
        14.17  Construction...................................................60
        14.18  Counterparts...................................................60

ANNEX I        Phase II Contract List
ANNEX II       Refund Event Contract List
ANNEX III      Finaning Commitment Letter

EXHIBIT A      Form of Certificate of Sellers and the Company

EXHIBIT B      Form of Secretary's Certificate

EXHIBIT C-1    Form of Opinion of Counsel to the Company, Subsidiaries and
               Sellers (other than BVI)

EXHIBIT C-2    Form of Opinion of Counsel to BVI

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EXHIBIT C-3       Form of Opinion of Counsel to Guarantor
EXHIBIT D         Form of Assignment and Release of Claims
EXHIBIT E         Form of FIRPTA Certificate
EXHIBIT F         Form of Certificate of Buyer
EXHIBIT G         Form of Opinion of Counsel to Buyer
EXHIBIT H         Form of Phase II Escrow Agreement
EXHIBIT I         Form of Tax Escrow Agreement
EXHIBIT J         Form of Kokan Escrow Agreement

DISCLOSURE SCHEDULE

Section 3.1    -  Organization and Qualification
Section 3.2    -  Capital Stock
Section 3.4    -  Business
Section 3.5    -  No Conflicts
Section 3.6    -  Governmental Approvals and Filings
Section 3.9    -  Absence of Changes
Section 3.10   -  No Undisclosed Liabilities
Section 3.11   -  Taxes
Section 3.12   -  Legal Proceedings
Section 3.13   -  Compliance with Laws and Orders
Section 3.14   -  Benefit Plans; ERISA
Section 3.15   -  Real Property
Section 3.16   -  Tangible Personal Property
Section 3.17   -  Intellectual Property Rights
Section 3.18   -  Contracts
Section 3.19   -  Licenses
Section 3.20   -  Insurance
Section 3.21   -  Affiliate Transactions
Section 3.22   -  Employees; Labor Relations
Section 3.23   -  Environmental Matters
Section 3.24   -  Substantial Customers and Suppliers
Section 3.25   -  Accounts Receivable
Section 3.28   -  Restrictions on Conduct of Business
Section 3.29   -  Bank and Brokerage Accounts; Investment Assets
Section 4.3    -  No Conflicts
Section 4.4    -  Governmental Approvals and Filings
Section 4.5    -  Taxes
Section 4.6    -  Legal Proceedings
Section 4.8    -  Ownership

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            THIS PURCHASE AGREEMENT, dated as of February 27, 1998 (the
"Effective Date"), is by and among JTM Industries, Inc., a Texas corporation ("Buyer"), Pozzolanic Resources, Inc., a Washington corporation (the "Company"), and those Persons listed under the heading "Sellers" on the signature page hereto (collectively, "Sellers" and each, "Seller").

            WHEREAS, Gerald A. Peabody, Jr., Penelope A. Peabody and another entity collectively own all the issued and outstanding shares of the capital stock of the Company, consisting in the aggregate of 200 shares of Class A Voting Shares, par value $1 per share ("Class A Stock"), 0 shares of Class B Regular Dividend Shares, par value $1 per share ("Class B Stock"), 2,900 shares of Class C Special Dividend Shares, par value $1 per share ("Class C Stock"), and 5,800 shares of Class D Special Dividend Shares, par value $1 per share ("Class D Stock").

            WHEREAS, prior to the Closing, one of the current stockholders of the Company shall contribute (the "Contribution") all of its interest in Class A Stock and Class D Stock to BVI.

            WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, all Class A Stock, Class B Stock, Class C Stock and Class D Stock issued and outstanding as of the Effective Date (collectively, the "Purchased Stock").

            WHEREAS, the Company is the owner of all of the issued and outstanding shares of common stock of (i) St. Helens Investments, Inc., a Washington corporation doing business as Pozzolanic International ("St. Helens"), (ii) Pozzolanic Northwest, Inc., a Washington corporation ("Northwest"), and (iii) Pozzolanic Northwest Bulk Carriers, Inc., a Washington corporation ("PNBC").

            WHEREAS, Northwest is the owner of (i) all of the issued and outstanding shares of the preferred stock of St. Helens and (ii) all of the issued and outstanding shares of Pozzolanic N.W. FSC Inc., a Guam corporation ("FSC") which shares of the FSC shall be sold by Northwest to Joe Dawson or his Affiliate or Associate (the "FSC Disposition") prior to the Closing.

            WHEREAS, the parties contemplate (i) that from the Effective Date hereunder through the date (the "Phase I Completion Date") that is the earlier of (A) the end of the second preceding Business Day prior to the Closing Date and (B) such earlier date as is agreed to between the Company and the Buyer (such period being herein referred to as "Phase I"), Buyer shall have access to Phase I Material and (ii) that from the date (the "Phase II Commencement Date") of payment of the Phase II Deposit until the Closing (such period being herein referred to as "Phase II"), which Closing shall occur not later than the second succeeding Business Day (which shall be the second succeeding calendar day) following the Phase II Commencement Date (unless an extension is agreeable to both Buyer and the Company), Buyer shall have access to Phase II Material.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereto agree as follows (capitalized terms used and not otherwise defined herein have the meanings set forth in Section 12.1):

                                    ARTICLE I
                        SALE OF PURCHASED STOCK; CLOSING

            1.1 Sale and Purchase. Each Seller individually agrees to sell and transfer to Buyer, and Buyer agrees to purchase from each Seller, the Purchased Stock at the Closing on the terms and subject to the conditions set forth in this Agreement.

            1.2 Purchase Price. The aggregate purchase price (the "Purchase Price") for the Purchased Stock being purchased hereunder is $40,000,000 United States dollars.

            1.3 Closing. The purchase and sale of the Purchased Stock (the "Closing") will take place at the offices of Morgan Lewis & Bockius LLP at 101 Park Avenue, NY, NY 10178, on March 4, 1998 at 10:00 A.M. local time, or at such other place, date or time as Buyer and the Sellers shall mutually agree (the "Closing Date"). At the Closing, Buyer will pay to each Seller, by wire transfer of immediately available funds to such account as such Seller may reasonably direct by notice delivered to Buyer at least three (3) Business Days prior to the Closing Date, an amount equal to (i) the Purchase Price less the Tax Escrow Funds multiplied by (ii) a fraction, the numerator of which is the number of shares of Class C Stock and Class D Stock set forth opposite such Seller's name on the signature page hereto and the denominator of which is the aggregate shares of Class C Stock and Class D Stock. In accordance with the provisions of the Phase II Escrow Agreement, the Phase II Deposit may be applied to the payment of the Purchase Price. As provided in Section 1.4(c) below, at closing $5,000,000 of the Purchase Price payable to BVI under this Section 1.3 will be deposited with the BVI Escrow Agent under the BVI Escrow Agreement. Simultaneously, Sellers will sell and transfer to Buyer the Purchased Stock free and clear of all Liens, by delivering to Buyer (i) certificates representing the Purchased Stock, together with all necessary instruments of transfer, in form and substance reasonably satisfactory to Buyer, and (ii) stock certificates, registered in the name of Buyer, representing the Purchased Stock. At the Closing, there shall also be delivered the opinions, certificates and other Contracts, documents and instruments to be delivered under Articles VII and VIII.

            1.4 Escrows.

            (a) At the Closing, $900,000 of the Purchase Price in immediately available funds (the "Tax Escrow Funds") will be delivered to The Chase Manhattan Bank, N.A., as escrow agent (the "Tax Escrow Agent"), to be held in accordance with the provisions of an escrow agreement substantially in the form of Exhibit I hereto (the "Tax Escrow Agreement").


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            (b) The Tax Escrow Funds shall be held by the Tax Escrow Agent in escrow and applied towards the payment of any tax indemnification obligations of the Sellers under Section 11.1 of this Agreement.

            (c) At Closing, $5,000,000 of the Purchase Price payable to BVI hereunder (the "BVI Escrow Funds"), will be delivered in immediately available funds to an United Kingdom Affiliate of The Chase Bank of Manhattan, N.A., as escrow agent (the "BVI Escrow Agent"), to be held until released in accordance with the provisions of an escrow agreement substantially in the form of Exhibit J hereto (the "BVI Escrow Agreement").

            (d) The BVI Escrow Funds shall be held by the BVI Escrow Agent in escrow and applied towards the payment by BVI or Guarantor of any indemnification obligations of BVI or Guarantor under Article X or Article XI of this Agreement or any guarantee obligations of Guarantor under the Guarantee Agreement.

                                   ARTICLE II
                                    RESERVED

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

            Unless otherwise specified herein, each Seller hereby represents and warrants, jointly and severally, to Buyer (i) that the statements contained in Sections 3.1 (other than 3.1(a)(iv) with respect to the Subsidiaries), 3.2, 3.3, 3.4, 3.5(i), 3.5(ii), 3.8(a), 3.9(a), 3.9(b), 3.9(j), 3.9(l), 3.13, 3.18(b) and
3.18(c) of this Article III are true and correct as of the Effective Date, and will be true and correct as of the Closing Date, (ii) that the statements contained in the Sections of this Article III not otherwise identified in clause
(i) above (except with respect to Sections 3.17, 3.18(a) and 3.24 which will be true and correct as of the Closing Date to the extent any such representation or warranty relates to any Phase II Materials) will be true and correct as of the Phase I Completion Date and the Closing Date (schedules called for in this
Article III that pertain to disclosure of (i) Phase I Materials and (ii) Phase II Materials will be delivered prior to the Phase I Completion Date and prior to the Closing Date, respectively), and (iii) as follows:

            3.1 Organization and Qualification.

            (a) Section 3.1(a) of the Disclosure Schedule contains an accurate and complete list for the Company and each Subsidiary of its (i) name, (ii) trade name(s), (iii) jurisdiction of incorporation, and (iv) each jurisdiction where it is authorized to do business. The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. The

Company and each Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary. Prior to the Effective Date, Sellers have caused to be delivered to Buyer true and complete copies of the certificate or articles of incorporation or formation of the Company and each Subsidiary, in each case as in effect on the Effective Date. Sellers will have caused to be delivered to Buyer true and complete copies of the by-laws of the Company prior to the Effective Date and each Subsidiary prior to the Phase I Completion Date, in each case as in effect on the Effective Date or the Phase I Completion Date, as applicable.

            (b) With respect to the Company and each Subsidiary, the name of each (i) member of the board of directors and (ii) officer (including position(s) held) is listed in Section 3.1(b) of the Disclosure Schedule.

            3.2 Capital Stock. The authorized capital stock of the Company consists only of 1,000 shares of Class A Stock, 19,000 shares of Class B Stock, 15,000 shares of Class C Stock, and 15,000 shares of Class D Stock (the Class D Stock together with Class A Stock, Class B Stock, and Class C Stock, the "Capital Stock"). The only issued and outstanding shares of the Company are the shares of Capital Stock as indicated on the signature page hereto, all of which are validly issued, fully paid and nonassessable, and the issuance thereof was in compliance with all applicable Laws. Except for the Capital Stock, no shares of capital stock have been issued or reserved for issuance. On the Closing Date, the Capital Stock will consist only of the shares of Purchased Stock. Section
3.2 of the Disclosure Schedule sets forth for the Company and each Subsidiary
(i) the amount of its authorized capital stock, (ii) the amount of its issued and outstanding capital stock and (iii) the identity and the respective ownership interests of the stockholders of the Company and each Subsidiary. All of the outstanding equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and the issuance thereof was in compliance with all applicable Laws, and, except as disclosed in Section
3.2 of the Disclosure Schedule, are owned, beneficially and of record, by the Company, or Subsidiaries wholly owned, directly or indirectly by the Company, free and clear of all Liens. There are no outstanding Options with respect to the Company or any Subsidiary or agreements, arrangements or understandings to issue Options with respect to the Company or any Subsidiary and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of capital stock other than the preemptive rights set forth in the articles of incorporation. Sellers will disclaim all such preemptive rights in favor of Buyer at the Closing. Sellers own the Purchased Stock beneficially and of record and free and clear of all Liens. The delivery of the certificates representing the Purchased Stock purchased hereunder to Buyer will transfer to Buyer good and valid title to the Purchased Stock, free and clear of all Liens and the Purchased Stock will have been duly authorized, validly issued, fully paid and nonassessable.

            3.3 Authority Relative to this Agreement and the Operative
Agreements.


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

            (a) The Company has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Operative Agreements by the Company and the performance of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary actions by the board of directors of the Company and by the stockholders of the Company, and no other action on the part of the Company or any of its stockholders is necessary to authorize and approve the execution, delivery and performance of this Agreement and the Operative Agreements and the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement and the Operative Agreements have been duly and validly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

            (b) Sellers Gerald A. Peabody, Jr. and Penelope A. Peabody represent that they have full legal capacity to execute and deliver this Agreement and the Operative Agreements to which they are parties and to perform their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the Operative Agreements have been duly and validly executed and delivered by said Sellers and constitute legal, valid and binding obligations of the said Sellers enforceable against said Sellers in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

            (c) BVI represents that it has the full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Operative Agreements to which BVI is a party and the performance by BVI of its obligations hereunder and thereunder and the consummation by BVI of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary actions by the board of directors and by the stockholders of BVI, and no other action on the part of BVI or any of its stockholders is necessary to authorize and approve the execution, delivery and performance of this Agreement and the Operative Agreements and the consummation by BVI of the transactions contemplated hereby and thereby. This Agreement and the Operative Agreements have been duly and validly executed and delivered by BVI and constitute legal, valid and binding obligations of the said party enforceable against said party in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.


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

            3.4 Business. Section 3.4 of the Disclosure Schedule lists material lines of business other than the processing, purchase and sale of CCBs in the ordinary course of business in which the Company and each Subsidiary is participating or engaged or has participated or engaged in the three years preceding the Effective Date. Except for the Subsidiaries, the Company holds no equity, partnership, joint venture or other interest in any Person.

            3.5 No Conflicts. The execution and delivery by each of the Company and Sellers of this Agreement do not, and the execution and delivery by each of the Company and Sellers of the Operative Agreements to which it, he or she is a party, the performance by each of the Company and Sellers of its, his or her respective obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby did not, do not and will not:

            (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of the Company and the Subsidiaries;

            (ii) subject to obtaining the consents, approvals and actions, making the filings and giving the notices referred to in Section 3.6 below or disclosed in Section 3.6 of the Disclosure Schedule, if any, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Company, any of its Subsidiaries or any of their respective Assets and Properties; or

            (iii) except as disclosed in Section 3.5 of the Disclosure Schedule,
(a) conflict with or result in a violation or breach of, (b) constitute (with or without notice or lapse of time or both) a default under, (c) require the Company, any of the Subsidiaries or any Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (d) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to,
(e) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (f) result in the creation or imposition of any Lien upon the Company, any of the Subsidiaries or any of Sellers or any of their respective Assets and Properties under any Contract or License to which the Company, any of the Subsidiaries, or any of Sellers is a party or by which any of their respective Assets and Properties is bound.

            3.6 Governmental Approvals and Filings. Except as disclosed in
Section 3.6 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company, any of the Subsidiaries or any of Sellers is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which it, he or she is a party or the consummation of transactions contemplated hereby or thereby, provided that the Company and Sellers make no representation as to whether any filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"). The Company and Sellers shall make available to Buyer such sales or asset data as may be necessary for Buyer to determine whether such Hart-Scott-Rodino Act filing is required.

            3.7 Books and Records. The minute books and other similar records of the Company and the Subsidiaries to be provided to Buyer prior to the Phase I Completion Date have been and will be maintained in accordance with sound business practices and will contain a true and complete record of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, directors and committees of the boards of directors (or other similar governing entities) of the Company and the Subsidiaries.

            3.8 Financial Statements.

            (a) Prior to the Effective Date, the Company has delivered to Buyer true and complete copies of the audited consolidated balance sheets of the Company as of December 31, 1994, December 31, 1995 and December 31, 1996 (the "1996 Audited Balance Sheet") and the related consolidated statements of operations and cash flows, together with the notes thereto, of the Company for the fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996 (collectively, the "Audited Financial Statements"), setting forth, in each case, in comparative form the corresponding figures for the corresponding dates and periods of the previous fiscal year, together with reports of auditors thereon, and (ii) the unaudited consolidated balance sheet of the Company as of November 30, 1997, and the related consolidated statements of operations of the Company for the eleven-month period ending November 30, 1997, setting forth, in each case, in comparative form the corresponding figures for the corresponding date and period of the previous fiscal year, certified on behalf of the Company by the Chief Executive Officer of the Company (the "Unaudited Financial Statements"). The Audited Financial Statements and the Unaudited Financial Statements fairly present the consolidated financial position of the Company as of the respective dates thereof, and the results of operations and cash flows for the periods set forth therein, all in conformity with GAAP subject to normal year-end adjustments in the case of the Unaudited Financial Statements.

            (b) The results of the Company's operations for the fiscal year ending December 31, 1997 are substantially in accordance with the business plan of the Company for such fiscal year, which business plan will be delivered to Buyer prior to the Phase I Completion Date.

            (c) Prior to the Closing Date, the Company will deliver to Buyer true and complete copies of the audited consolidated balance sheets of the Company as of December 31, 1997 (the "1997 Audited Balance Sheet"), and the related consolidated statements of operations and cash flow, together with the notes thereto, setting forth in comparative form the corresponding figures for the corresponding dates and periods of the previous fiscal year, together with reports of auditors thereon (collectively, the "1997 Audited Financial Statements"). The 1997 Audited Financial Statements fairly present the consolidated financial position of the Company as of December 31,

1997, and the results of operations and cash flows for the periods set forth therein, all in conformity with GAAP.

            3.9 Absence of Changes. From December 31, 1997 through the Closing Date, there has not been, to the Knowledge of the Company, any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change in the Business or Condition of the Company. None of the other representations or warranties set forth in this Agreement shall be deemed to limit the foregoing. In addition, without limiting the foregoing, except as expressly contemplated hereby and by the Operative Agreements and except as disclosed, or as will be disclosed, in Section 3.9 of the Disclosure Schedule, there has not occurred since December 31, 1997:

            (a) (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock (or equity interests) of the Company or any Subsidiary, or (ii) any direct or indirect redemption, purchase or other acquisition by the Company or any Subsidiary of any capital stock (or equity interests) of the Company or any Subsidiary except consistent with the terms of this Agreement, and the Operative Agreements;

            (b) except for the execution, delivery and performance by the Company or any Subsidiary of this Agreement and the Operative Agreements, and the transactions contemplated hereby or thereby, (i) any change in the authorized or issued capital stock of the Company or any Subsidiary, or (ii) any issuance of either a right to acquire shares of or a security convertible into capital stock of the Company or any Subsidiary;

            (c) (i) any increase in the salaries, commissions, consulting fees, or other compensation payable to any employees, consultants, directors or officers of the Company or any Subsidiary except in the ordinary course of business consistent with past practices, (ii) any payment of consideration of any nature whatsoever (other than salaries, commissions, consulting fees, bonuses or other compensation paid to any employees or consultants of the Company or any Subsidiary) to any officer, director, stockholder, employee or consultant of the Company or any Subsidiary, (iii) other than in the ordinary course of business, any establishment or material modification of (A) targets, goals, pools or similar provisions under or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment Contract or other employee compensation arrangement, or (iv) other than in the ordinary course of business, any adoption, entering into, material amendment, material modification or termination (partial or complete) of any Benefit Plan;

            (d) (i) incurrence by the Company or any Subsidiary of Indebtedness except in the ordinary course of business consistent with past practices or (ii) any complete or partial discharge of any Indebtedness owing to the Company or any Subsidiary;

            (e) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of the Company or any Subsidiary which may have a material adverse affect on the Business or Condition of the Company;

            (f) any write-off or write-down of the Assets and Properties of the Company or any Subsidiary in an aggregate amount exceeding $50,000;

            (g) any purchase of or disposition of any Assets and Properties in an aggregate amount exceeding $50,000, other than acquisitions or dispositions of inventory or tangible personal property in the ordinary course of business consistent with past practice and the terms of this Agreement, and the Operative Agreements;

            (h) any material amendment, waiver under or consent with respect to
(i) any Contract which is required to be disclosed in the Disclosure Schedule, pursuant to Section 3.18(a), (ii) any License held by the Company or any Subsidiary or (iii) any Intellectual Property;

            (i) any capital expenditures or commitments for additions to property, plant or equipment of the Company or any Subsidiary constituting capital assets in an aggregate amount exceeding $50,000;

            (j) any commencement or termination by the Company or any Subsidiary of any line of business;

            (k) any transaction by the Company or any Subsidiary with any officer, director, stockholder, Affiliate or Associate of the Company or any Subsidiary, other than pursuant to any Contract in effect on December 31, 1997 and disclosed to Buyer pursuant to Section 3.18(a)(viii) of the Disclosure Schedule or other than pursuant to any contract of employment and listed pursuant to Section 3.18(a)(i) of the Disclosure Schedule; or

            (l) any material change in the accounting methods or procedures of the Company or any Subsidiary.

            3.10 No Undisclosed Liabilities. To the Knowledge of the Company, except as (i) reflected or reserved against in the 1997 Audited Balance Sheet,
(ii) will be disclosed in Section 3.10 of the Disclosure Schedule, or (iii) expressly contemplated hereby and by the Operative Agreements, there are no Liabilities (other than Liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1997) of, relating to or affecting the Company or any Subsidiary or any of their respective Assets and Properties, (A) which in the aggregate are material to the Business or Condition of the Company or (B) which are material and are for tort or for breach of contract.

            3.11 Taxes. Except as will be disclosed in Section 3.11 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

            (a) All Tax Returns required to have been filed by or with respect to the Company or any Subsidiary or any affiliated, combined, consolidated, unitary or similar group of which the Company or any Subsidiary is or was a member (a "Relevant Group") have been duly and timely filed, and each such Tax Return correctly and completely reflects the income, franchise or other Tax liability and all other information required to be reported thereon. All Taxes due and payable by the Company or any Subsidiary or any Relevant Group (whether or not reflected on a Tax Return) have been paid.

            (b) All Tax Returns required to be filed by the Company or Subsidiary covering periods which end on or before December 31, 1997 will correctly reflect the income, franchise or other Tax liability and all other information required to be reported thereon.

            (c) The current liability for Taxes due by the Company or any Subsidiary in the Unaudited Financial Statements for the period ended November 30, 1997, is believed by Sellers to be sufficient for all current Taxes paid or to be paid at that date by the Company or any Subsidiary.

            (d) The Company and any Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

            (e) The Company does not expect any Taxing Authority to assess additional Taxes against or in respect of it or any Subsidiary for any past period. There is no dispute concerning any Tax liability of the Company or any Subsidiary either (i) threatened, claimed or raised by any Taxing Authority or
(ii) of which the Company, any Subsidiary or any Seller is or reasonably should be aware. There are no Liens for Taxes upon the Assets or Properties of the Company or any Subsidiary. Section 3.11 of the Disclosure Schedule will indicate those Tax Returns, if any, of the Company or any Subsidiary that have been audited since January 1, 1992, and those Tax Returns of the Company or any Subsidiary that currently are the subject of audit. The Company has delivered to Buyer complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, all Tax examination reports and statements of deficiencies assessed against or agreed to by, and any written ruling from or agreement with a Taxing Authority received by, the Company or any Subsidiary since January 1, 1992.

            (f) Neither the Company nor any Subsidiary has any liability for Taxes of any Person other than the Company or such Subsidiary (i) as a transferee or successor, (ii) by Contract or (iii) otherwise.

            (g) None of the Company or any of the Subsidiaries agreed to, is required to, or reasonably expects that it might have to, make any adjustment under Section 481 of the Code (or any comparable provision of state, local or foreign law) by reason of a change in accounting method.

            (h) With respect to the current taxable year, the Company has not made any payments, nor is it obligated to make any payments, nor is it a party to any agreement that under certain circumstances could require it to make any payments, that are not deductible under Section 280G of the Code.

            3.12 Legal Proceedings.

            (a) Except as will be disclosed in Section 3.12(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

                  (i) there are no Actions or Proceedings pending or, to the Knowledge of the Company, threatened, that either (A) are against, relating to or affecting the Company, any Subsidiary or any Seller, or any of their respective Assets and Properties, or (B) challenge the validity of the transactions contemplated by this Agreement or the Operative Agreements; and to the Knowledge of the Company there are no facts or circumstances that could reasonably be expected to give rise to any such Action or Proceeding;

                  (ii) neither the Company nor any Subsidiary nor any Seller has received notice, or has Knowledge, of any Orders outstanding against the Company, any Subsidiary or any Seller;

                  (iii) neither the Company nor any Subsidiary nor any Seller has received notice or has Knowledge, of (A) any defects, dangerous or substandard conditions in the products or materials sold, distributed, or to be sold or distributed by the Company or any Subsidiary that could cause bodily injury, sickness, disease, death, or damage to property, or result in loss of the use of property, if handled and used properly, or (B) any claim, suit, demand for arbitration or notice seeking damages for any such event; and

                  (iv) the Company is not in default with respect to any Order of any Governmental or Regulatory Authority and there are no unsatisfied judgments against the Company.

            (b) Prior to the Phase I Completion Date, the Company will deliver to Buyer all responses of counsel (together with any updates provided by such counsel) for the Company and the Subsidiaries to auditors' requests for information regarding Actions or Proceedings pending or threatened against, relating to or affecting the Company and the Subsidiaries during the three-year period prior to the Phase I Completion Date. Section 3.12(b) of the Disclosure Schedule will set forth all Actions or Proceedings relating to or affecting the Company or any Subsidiary or any of its or their respective Assets and Properties during the five-year period prior to the Effective Date which resulted in judgments or settlements in excess of $50,000.

            3.13 Compliance with Laws and Orders. To the Knowledge of the Company, except as will be disclosed in Section 3.13 of the Disclosure Schedule, neither the Company nor any Subsidiary is or has been at any time within the last three years, or at any time prior to such date has received notice that it is or has been, in material violation of or in material default under, any Law or Order applicable to the Company or any Subsidiary or any of their respective Assets and Properties.

            3.14 Benefit Plans; ERISA. All Benefit Plans of the Company or any Subsidiary will be listed in Section 3.14 of the Disclosure Schedule, and copies of all documentation relating to such Benefit Plans will be delivered or made available to Buyer. Except as disclosed in Section 3.14 of the Disclosure
Schedule: (a) each Benefit Plan and the administration and operation thereof complies, and to the Knowledge of the Company has at all times complied, in all material respects with the requirements of all applicable Law, including ERISA and the Code; (b) each Benefit Plan intended to qualify under Section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under Section 501(a) of the Code; (c) neither the Company nor any Subsidiary is now, nor to the Knowledge of the Company at any time has been, a member of a controlled group, as defined in Section 412(n)(6)(B) of the Code, with any other enterprise; (d) neither the Company nor any Subsidiary presently maintains or contributes to, nor at any time has maintained or contributed to any employee pension benefit plan, as defined in Section 3(2) of ERISA, other than the Pozzolanic Resources, Inc. Progress Sharing & Salary Savings Plan; (e) neither the Company nor any Subsidiary has incurred any liability for any tax imposed under Sections 4971 through 4980B of the Code or civil liability under
Section 502(i) or (l) of ERISA which could have a material adverse effect on the Business or Condition of the Company; and (f) no suit, actions or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought against or with respect to any Benefit Plan.

            3.15 Real Property.

            (a) Section 3.15(a) of the Disclosure Schedule will contain a true and correct list of (i) the only two parcels of real property owned by the Company and Subsidiaries, (ii) the parcels of real property occupied by the Company and Subsidiaries as tenant, other than the "adjacent rail facilities" occupied as tenant under 30-60 day leases (the "Leased Real Property" and together with the Owned Real Property, the "Real Property"), and (iii) all Liens relating to or affecting any parcel of Real Property.

            (b) Section 3.15(b) of the Disclosure Schedule will contain a true and correct list of the leases (and all amendments, modifications or extensions) relating to the Leased Real Property and the Company will deliver to Buyer true and complete copies of such leases (and all amendments, modifications or extensions). None of the Company, any Subsidiary or any Seller has assigned, sublet, transferred, hypothecated or otherwise disposed of their interest in any Real Property Lease. To the Knowledge of the Company, no penalties are accrued and unpaid under any Real Property Lease.

            (c) Except as will be disclosed in Section 3.15(c) of the Disclosure Schedule, there is (i) no claim, Action or Proceeding, actual or to the Knowledge of the Company threatened, against the Company, any Subsidiary or the Real Property by any Person which would materially affect the future use, occupancy or value of the Real Property or any part thereof and (ii) no condemnation or appropriation proceeding pending or threatened against Real Property or the improvements thereon.

            3.16 Tangible Personal Property. The Company and each Subsidiary is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under Contract to use (except to the extent that failure to have such possession, title, valid interest or valid rights would not have a material adverse effect on the Business or Condition of the Company), the tangible personal property used in the conduct of its business or otherwise having market value exceeding $50,000 ("Relevant Tangible Personal Property"), including all tangible personal property reflected on the 1997 Audited Financial Statements and tangible personal property acquired since December 31, 1997 other than property disposed of since such date in the ordinary course of business consistent with past practice and the terms of this Agreement and the Operative Agreements. To the Knowledge of the Company, all such Relevant Tangible Personal Property referred to in the preceding sentence is free and clear of all Liens, other than Permitted Liens and Liens that will be disclosed in Section 3.16 of the Disclosure Schedule, and is adequate and suitable for the conduct by the Company and the Subsidiaries of the business presently conducted by them, and is in good working order and condition for the purpose of conducting the business, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

            3.17 Intellectual Property Rights. The only Intellectual Property owned or licensed for use by the Company or the Subsidiaries which is material to the Business or Condition of the Company will be disclosed in Section 3.17(i) of the Disclosure Schedule. The Company and the Subsidiaries have all right, title and interest in each item of Intellectual Property disclosed in Section 3.17(i) of the Disclosure Schedule material to the Business or Condition of the Company and, except as disclosed in Section 3.17(ii) of the Disclosure Schedule, all such Intellectual Property is free and clear of all Liens, other than Permitted Liens. No other Intellectual Property is used or necessary in the conduct of the business of the Company and the Subsidiaries other than Intellectual Property which in the aggregate is insignificant to the Business or Condition of the Company. Except as disclosed in Section 3.17(ii) of the Disclosure Schedule, the Company and the Subsidiaries have the right to use and to transfer the Intellectual Property disclosed therein. Neither the Company nor any Subsidiary has granted any license, agreement or other permission to a third party to use such Intellectual Property. To the Knowledge of the Company, neither it nor any Subsidiary is infringing on any Intellectual Property of any other Person and no claim is pending or, to the Knowledge of the Company, has been threatened with respect to the Company's or a Subsidiary's ownership, validity, license or use of the Intellectual Property.

            3.18 Contracts.

            (a) Section 3.18(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Buyer prior to the Phase I Completion Date; provided, that, Contracts identified on Annex I hereto shall be made fully available to Buyer and Buyer's Advisors prior to the Closing Date) to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound:

            (i) Contracts (other than purchase orders issued in the ordinary course of business) that are necessary to the operations of the business including Contracts with customers, independent contractors, and distributors that involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company or any Subsidiary of more than $10,000 and all powers of attorney and comparable delegations of authority;

            (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company or any Subsidiary to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with the Company, any Subsidiary, any Seller or prohibiting or limiting disclosure of confidential or proprietary information;

            (iii) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; and (B) any written or oral validly binding agreements involving an obligation of the Company or any Subsidiary to make payments (with or without notice, passage of time or both) to any Person in connection with, or as a consequence of, the transactions contemplated hereby or by the Operative Agreements or to any employee who is disclosed on Section 3.22(a) of the Disclosure Schedule, other than with respect to salary or incentive compensation payments in the ordinary course of business consistent with past practice;

            (iv) all Contracts relating to Indebtedness of the Company or any Subsidiary;

            (v) all guarantees of any Indebtedness or other obligations of the Company, any Subsidiary or any third Person;

            (vi) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties having a stated contract value of over $50,000, other than dispositions or acquisitions in the ordinary course of business consistent with past practice and the provisions of this Agreement and the Operative Agreements, and (B) any Business Combination;

            (vii) all Contracts between or among the Company or any Subsidiary, on the one hand, and any current or former officer, director, stockholder, Affiliate or Associate of the Company or any Subsidiary or any Associate of any such officer, director, stockholder or Affiliate (other than the Company or any Subsidiary), on the other hand, other than Contracts disclosed pursuant to
Section 3.18(a)(i);

            (viii) any other Contracts involving either the receipt or the payment by the Company or any Subsidiary of over $50,000, other than Contracts made in the ordinary course of business consistent with past practices.

            (b) To the Knowledge of the Company, each Contract required to be disclosed in Section 3.18(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto. Except as disclosed in Section 3.18(b) of the Disclosure Schedule, none of the Company, any Subsidiary, any Seller or, to the Knowledge of the Company, any other party to such Contract has received notice that it is in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

            (c) Except as disclosed in Section 3.18(c) of the Disclosure Schedule, neither the Company nor any Subsidiary is a party to or bound by any Contract that has been or could reasonably be expected to be, individually or in the aggregate with any other such Contracts, materially adverse to the Business or Condition of the Company.

            3.19 Licenses. Section 3.19 of the Disclosure Schedule will contain a true and complete list of all Licenses (including, without limitation, any issued by the Federal Highway Administration or by the Department of Transportation) used in and material to the business or operations of the Company and the Subsidiaries, setting forth the owner, the function and the expiration and renewal date of each. As soon as possible during Phase I, the Company will deliver to Buyer true and complete copies of all such Licenses. Except as will be disclosed in Section 3.19 of the Disclosure Schedule:

            (a) the Company and the Subsidiaries own or validly hold all Licenses that are material to their respective business or operations;

            (b) each License listed in Section 3.19 of the Disclosure Schedule is valid, binding and in full force and effect; and

            (c) to the Knowledge of the Company, neither the Company nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

            3.20 Insurance. Section 3.20 of the Disclosure Schedule will contain a true and complete list (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof, the period of time covered thereby and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of the Company and the Subsidiaries or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company or any Subsidiary and that (i) have been issued to the Company or any Subsidiary or (ii) have been issued to any Person (other than the Company or any Subsidiary) for the benefit of the Company or any Subsidiary. To the Knowledge of the Company, each policy listed in Section 3.20 of the Disclosure Schedule is valid and binding and in full force and effect, all premiums due thereunder have been paid when due and no notice of cancellation or termination in respect of any such policy has been received. To the Knowledge of the Company, the insurance policies listed in Section 3.20 of the Disclosure Schedule are in amounts and have coverages as required by any Contract to which the Company or any Subsidiary is a party. Section 3.20 of the Disclosure Schedule contains a list of all claims, individually or in the aggregate in excess of $100,000, made within the three most recent fiscal years under any insurance policies covering the Company and the Subsidiaries. The Company and any Subsidiary or any Seller has not received notice that any insurer under any policy referred to in this
Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

            3.21 Affiliate Transactions.

            (a) Except as will be disclosed in Section 3.21(a) of the Disclosure Schedule, (i) to the Knowledge of the Company, there are no Liabilities between the Company or any Subsidiary on the one hand, and any current or former officer, director, stockholder, Affiliate (other than the Company and the Subsidiaries) or Associate of the Company or any Subsidiary or any Associate of any such officer, director, stockholder or Affiliate on the other, (ii) neither the Company nor any Subsidiary provides or causes to be provided any assets, services or facilities to any such current or former officer, director, stockholder, Affiliate or Associate and (iii) neither the Company nor any Subsidiary beneficially owns, directly or indirectly, any Investment Assets of any such current or former officer, director, stockholder, Affiliate or Associate.

            (b) Except as will be disclosed in Section 3.21(b) of the Disclosure Schedule, each of the Liabilities and transactions listed in Section 3.21(a) of the Disclosure Schedule was incurred or engaged in, as the case may be, on an arm's-length basis on competitive terms.

            3.22 Employees; Labor Relations.

            (a) Section 3.22(a) of the Disclosure Schedule will contain a list of the name of each officer, employee and consultant of the Company and the Subsidiaries, together with such person's position or function, annual base salary or wages and any incentives or bonus arrangement with respect to such person. To the Knowledge of the Company, no person, with the exception of Gerald
A. Peabody, Jr., currently employed by the Company or any Subsidiary will or may cease to be engaged by the Company or any Subsidiary, or will refuse offers of engagement by the

Company or any Subsidiary, for any reason, including, without limitation, because of the consummation of the transactions contemplated by this Agreement and the Operative Agreements.

            (b) Except as will be disclosed in Section 3.22(b) of the Disclosure Schedule, (i) to the Knowledge of the Company, there are no material controversies between the Company or any Subsidiary, on the one hand, and any employee or consultant (other than the Company's or any Subsidiary's independent tax, legal, employee benefit or accounting consultant) of the Company or any Subsidiary, on the other hand, (ii) no employee of the Company or any Subsidiary is presently a member of a collective bargaining unit or party to a collective bargaining agreement or similar labor Contract relating to such employee's employment with the Company or any Subsidiary and, to the Knowledge of the Company there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of the Company or any Subsidiary and (iii) no unfair labor practice complaint or sex or age discrimination claim is pending against the Company or any Subsidiary before the National Labor Relations Board or any other Governmental or Regulatory Authority and to the Knowledge of the Company there are no facts or circumstances that could reasonably be expected to give rise to such complaint or claim.

            There has been no work stoppage, strike or other concerted action by employees of the Company or any Subsidiary.

            3.23 Environmental Matters.

            (a) To the Knowledge of the Company, the Company and the Subsidiaries have obtained and hold all necessary Environmental Permits, copies of which will be attached hereto in Section 3.23(a) of the Disclosure Schedule.

            (b) To the Knowledge of the Company, the Company and the Subsidiaries are in compliance with all terms, conditions and provisions of all applicable (i) Environmental Permits and (ii) Environmental Laws, except for such noncompliance which would not have a material adverse effect on the Business or Condition of the Company.

            (c) To the Knowledge of the Company and with respect to previously owned properties, except for such matters as individually or in the aggregate would not have a material adverse effect on the Business or Condition of the
Company:

                  (i) there are no past or pending Environmental Claims against the Company or any Subsidiary, and there are no facts or circumstances which could reasonably be expected to form the basis for any Environmental Claim against the Company or any Subsidiary;

                  (ii) there have been no Releases of Hazardous Materials at, from, in, to, on, or under any Site, and no Hazardous Materials are present in, on, about or migrating to or from any Site that could reasonably be expected to give rise to an Environmental Claim against the Company or any Subsidiary, except that, in the ordinary course of business, vehicles and equipment fueled and lubricated with petroleum products have been and are involved in the Company's operations, which may have caused de minimis surface releases of petroleum products;

                  (iii) neither the Company, any Subsidiary, any predecessor of the Company or any Subsidiary, nor any entity previously owned by the Company or any Subsidiary, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-Site location which could result in an Environmental Claim against the Company or any Subsidiary, except that, in the ordinary course of business, vehicles and equipment fueled and lubricated with petroleum products have been and are involved in the Company's operations, which may have caused de minimis surface releases of petroleum products;

                  (iv) no Site is a current or proposed Environmental Clean-up Site;

                  (v) there are no Liens, other than Permitted Liens, arising under or pursuant to any Environmental Law on any Site and there are no facts, circumstances, or conditions known to Sellers that could reasonably be expected to restrict, encumber, or result in the imposition of special conditions under any Environmental Law with respect to the ownership, occupancy, development, use, or transferability of any Site; and

                  (vi) there are no active underground storage tanks at any property currently owned by the Company or any Subsidiary, and there are no underground storage tanks at any such property that have been closed or abandoned by the Company or any Subsidiary.

            3.24 Substantial Customers and Suppliers. Section 3.24(a) of the Disclosure Schedule will list the 10 largest customers of the Company and the Subsidiaries on the basis of revenues for goods sold or services provided for the most recent fiscal year. Section 3.24(b) of the Disclosure Schedule will list the 10 largest suppliers of the Company and the Subsidiaries on the basis of cost of goods or services purchased for the most recent fiscal year. Except as will be disclosed in Section 3.24(c) of the Disclosure Schedule, no such customer or supplier has ceased or materially reduced its purchases from or sales or provision of services to the Company or any Subsidiary since December 31, 1997, or to the Knowledge of the Company, has threatened to cease or materially reduce such purchases or sales or provision of services after the Closing Date. Except as will be disclosed in Section 3.24(d) of the Disclosure Schedule, to the Knowledge of the Company, no such customer or supplier is threatened with bankruptcy or insolvency.

            3.25 Accounts Receivable. Except as will be set forth in Section
3.25 of the Disclosure Schedule, the accounts and notes receivable of the Company and the Subsidiaries reflected on the 1997 Audited Balance Sheet, and all accounts and notes receivable arising subsequent to December 31, 1997, (i) arose from sales transactions in the ordinary course of business consistent with past practice and are payable on ordinary trade terms, (ii) to the Knowledge of the Company, are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, (iii) are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, (v) to the Knowledge of the Company, are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the 1997 Audited Balance Sheet, and (vi) to the Knowledge of the Company, are not the subject of any Actions or Proceedings brought by or on behalf of the Company or any Subsidiary. Section 3.25 of the Disclosure Schedule will set forth a description of any security arrangements and collateral securing the repayment or other satisfaction of receivables of the Company or any Subsidiary. All steps reasonably necessary to render all such security arrangements legal, valid, binding and enforceable, and to give and maintain for the Company or any Subsidiary a perfected security interest in the related collateral, have been taken.

            3.26 Other Negotiations; Brokers. Neither the Company, nor any Subsidiary, nor any Seller nor any of their respective Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company, any Subsidiary, any Seller or any such Affiliate) has entered into any agreement or had any discussions with any third party regarding any transaction involving the Company or any Subsidiary which could result in the Company, Buyer or its stockholders or any general partner, limited partner, officer, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said third party as a result of entering into this Agreement or the Operative Agreements or consummating the transactions contemplated hereby or thereby. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with the transactions contemplated by this Agreement or the Operative Agreements on the basis of any act or statement made by the Company, any Subsidiary, any Seller or any of their respective Affiliates, or any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company, any Subsidiary, any Seller or any such Affiliate.

            3.27 Holding Company Act and Investment Company Act Status. Neither the Company nor any Subsidiary is a "holding company" or a "public utility company" as such terms are defined in the Public Utility Company Act of 1935, as amended. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            3.28 Restrictions on Conduct of Business. Except as provided in this Agreement and as will be set forth in Section 3.28 of the Disclosure Schedule, neither the Company nor any Subsidiary is prohibited or otherwise restricted from conducting its business as presently conducted or intended to be conducted by any Contract, any Governmental or Regulatory Authority or any Law.

            3.29 Bank and Brokerage Accounts; Investment Assets. Section 3.29 of the Disclosure Schedule will set forth (or will set forth not less than 10 days prior to the Closing Date) (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company or any Subsidiary has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company or any Subsidiary having signatory power with respect thereto; and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

            3.30 Disclosure. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Buyer pursuant to any provision of this Agreement (including without limitation the Unaudited Financial Statements), contains any statement of a material fact that to the Knowledge of the Company is untrue.

                                   ARTICLE IV
            ADDITIONAL REPRESENTATIONS AND WARRANTIES OF EACH SELLER

            Unless otherwise specified herein, each Seller represents and warrants individually and severally to Buyer as follows:

            4.1 Organization and Qualification. BVI represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. BVI represents and warrants that is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its Assets or Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for failures to be so qualified, licensed or admitted in good standing which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or the Operative Agreements or on the ability of BVI to perform its obligations hereunder or thereunder.

            4.2 Capacity Relative to this Agreement and the Operative Agreements; Options. Each Seller has the full legal capacity (or the full corporate power, as the case may be) to execute and deliver this Agreement and the Operative Agreements to which it, he or she is a party and to perform its, his or her obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by such Seller and constitutes, and upon the execution and delivery by such Seller of the Operative Agreements to which it, he or she is a party, such Operative Agreements will constitute, the legal, valid and binding obligations of such Seller enforceable against it, him or her in accordance with their respective terms.

            4.3 No Conflicts. The execution and delivery by each Seller of this Agreement does not, and the execution and delivery by such Seller of the Operative Agreements to which such Seller is a party, the performance by such party of its, his or her obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby did not, do not and will not:

            (a) subject to obtaining the consents, approvals and actions, making the filings and giving the notices referred to in Section 4.3 or disclosed in
Section 4.3 of the Disclosure Schedule, if any, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to such party or any Assets and Properties of such party; or

            (b) except as disclosed in Section 4.3 of Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require such party to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon such party or any of the Assets and Properties of such party under, any Contract or License to which such party is a party or by which any of the Assets and Properties of such party is bound.

            4.4 Governmental Approvals and Filings. Except as disclosed in
Section 4.4 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of any Seller is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which such is a party or the consummation of transactions contemplated hereby or thereby.

            4.5 Taxes. Except as disclosed in Section 4.5 of the Disclosure Schedule, there is no dispute or claim concerning any Tax liability with respect to items of income, gain, loss or deduction attributable to any of Sellers' stock interest in the Company either (i) threatened, claimed or raised by any taxing authority or (ii) of which such Seller is or reasonably should be aware.

            4.6 Legal Proceedings.

            (a) Except as disclosed in Section 4.6(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below), Gerald A. Peabody, Jr. and Penelope A. Peabody represent and warrant jointly and severally that:

                  (i) there are no Actions or Proceedings pending or, to the knowledge of any of such Sellers threatened against, relating to or affecting any of such Sellers or any of their respective Assets and Properties, as the case may be, which (A) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to Buyer, or
(B) if determined adversely to any of such Sellers, could reasonably be expected to result in (x) any injunction or other equitable relief against the Company or any of such Sellers or (y) Losses by the Company individually, or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $10,000;

                  (ii) there are no facts or circumstances known to such Sellers that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) (i) above; and

                  (iii) such Sellers have not received notice, and are not aware, of any Orders outstanding against the Company.

            (b) Except as disclosed in Section 4.6(b) of the Disclosure Schedule (with paragraph references corresponding to those set forth below), BVI represents and warrants that:

                  (i) there are no Actions or Proceedings pending or, to the knowledge of such party threatened against, relating to or affecting such party or any of its respective Assets and Properties, as the case may be, which (A) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to Buyer, or (B) if determined adversely to such party, could reasonably be expected to result in (x) any injunction or other equitable relief against the Company or such party or (y) Losses by the Company or its Subsidiaries individually, or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $10,000;

                  (ii) there are no facts or circumstances known to such party that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) (i) above; and

                  (iii)such party has not received notice, and is not aware, of any Orders outstanding against the Company or its Subsidiaries.

            4.7 Title to Common Stock. Gerald A. Peabody, Jr. and Penelope A. Peabody represent and warrant jointly and severally on the one hand, and BVI represents and warrants on the other hand, that Seller is or immediately following the Contribution will be the record and beneficial owner of the shares of Capital Stock indicated next to such Seller's name on the signature page hereto, and immediately prior to Closing, such Seller will own such shares of Capital Stock free and clear of all Liens (other than the rights of Buyer under this Agreement), and the delivery of the stock certificates representing the Purchased Stock owned by Buyer will transfer to Buyer good and valid title to such shares of Purchased Stock free and clear of all Liens. From and after the Closing, no Seller or any other Person (other than Buyer) will have any rights whatsoever to the Capital Stock or any other securities of the Company, if any.

            4.8 Ownership. Gerald A. Peabody, Jr. and Penelope A. Peabody represent and warrant jointly and severally on the one hand, and BVI represents on the other hand that except as disclosed in Section 4.8 of the Disclosure Schedule, no Seller nor any of its, his or her Affiliates or Associates (other than the Company), as the case may be, has any interest of any nature in any of the Assets and Properties used for or related to the business or operations of the Company or any of the Subsidiaries.

            4.9 Other Negotiations; Brokers. No Seller or any of its Affiliates (or any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of any Seller or any such Affiliate) (i) has entered into any agreement that conflicts with any of the transactions contemplated by this Agreement or any of the Operative Agreements or (ii) has entered into any agreement or had any discussions with any third party regarding any transaction involving the Company or any Subsidiary which could result in the Company, Buyer or its stockholders or any general partner, limited partner, officer, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said third party as a result of entering into this Agreement or the Operative Agreements or consummating the transactions contemplated hereby or thereby. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with the transactions contemplated by this Agreement or the Operative Agreements on the basis of any act or statement made by any Seller, any of its, his or her respective Affiliates, or any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of such Seller or any such Affiliate.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

            Buyer represents and warrants to Sellers as follows:

            5.1 Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

            5.2 Authority Relative to this Agreement and the Operative Agreements. Buyer has full corporate power and authority to enter into this Agreement and the Operative Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Operative Agreements to which it is a party by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly and validly approved by Buyer's board of directors. This Agreement and the Operative Agreements to which Buyer is a party have been duly and validly executed and delivered by Buyer and constitute the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with their respective terms.

            5.3 No Conflicts. The execution and delivery by Buyer of this Agreement do not, and the execution and delivery by Buyer of the Operative Agreements to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby does not (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of Buyer; (ii) conflict with or result in a violation or breach of any of the terms, conditions or provisions of any Law or Order applicable to Buyer and (iii) conflict with or result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, require Buyer to obtain any consent, approval or action under the terms of, any Contract to which Buyer is a party the effect of which, individually or in the aggregate, would reasonably be expected to have a materially adverse effect on the Business or Condition of Buyer.

            5.4 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Buyer is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

            5.5 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Buyer, threatened against, relating to or affecting Buyer or any of its Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or (ii) could reasonably be expected, individually or in the aggregate with other such Actions or Proceedings, to have a material adverse effect on the business or condition of Buyer.

            5.6 Brokers. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement or the Operative Agreements on the basis of any act or statement made by Buyer.

            5.7 Purchase for Investment. The Purchased Stock will be acquired by Buyer for its own account for the purpose of investment and not with a view to the resale or distribution of all or any part of the Purchased Stock in violation of the Securities Act.

            5.8 Financing of Purchase Price. Buyer has received a financing commitment, attached hereto as Annex III, in an amount sufficient to consummate the transaction contemplated by this Agreement.

                                   ARTICLE VI
                                    COVENANTS

            With respect to Sections 6.1 through 6.9, each Seller, jointly and severally, and (during the period from the Effective Date through the Closing) the Company hereby covenants and agrees with Buyer that, at all times from and after the Effective Date until the Closing Date each Seller and the Company shall comply with all the covenants and provisions of this Article VI except to the extent Buyer may otherwise consent in writing.

            6.1 Access to Information.

            (a) From the Effective Date to the Phase I Completion Date, Sellers will, and will cause the Company, its Subsidiaries and the representatives of the Company or its Subsidiaries to, (i) afford Buyer, its representatives and prospective lenders and their representatives (collectively, "Buyer's Advisors") full and free access to Phase I Material, (ii) furnish Buyer and Buyer's Advisors with copies of all Contracts, Books and Records, and other existing documents and data as Buyer may reasonably request consistent with the scope of Phase I Material, (iii) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request consistent with the scope of Phase I Material and (iv) allow Buyer to engage an environmental engineer to conduct an environmental investigation of any property owned, operated or leased by the Company and its Subsidiaries relating to the business, including but not limited to, subsurface soil, groundwater, surface water or air sampling and analysis.

            (b) From the Phase II Commencement Date through the Closing Date, Sellers will, and will cause the Company, its Subsidiaries and the representatives of the Company or its Subsidiaries to, (i) afford Buyer, and Buyer's Advisors full and free access to Phase II Material, (ii) furnish Buyer and Buyer's Advisors with copies of all Contracts, Books and Records, and other existing documents and data consistent with the scope of Phase II Material, and
(iii) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request consistent with the scope of Phase II Material.

            6.2 Conduct of Business. Except for the transactions contemplated by this Agreement and the Operative Agreements, including without limitation the FSC Disposition, from the Effective Date through the Closing Date, the Company and its Subsidiaries shall conduct business only in the ordinary course consistent with past practice and the terms of this Agreement and the Operative Agreements. Without limiting the generality of the foregoing, the Company and its Subsidiaries shall:

            (a) use its best efforts to (i) preserve intact the business organization and reputation of the Company and its Subsidiaries, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the present officers, employees and consultants of the Company and its Subsidiaries with the exception of Gerald A. Peabody, Jr., (iii) maintain the Assets and Properties of the Company and its

Subsidiaries in good working order and condition, ordinary wear and tear excepted, (iv) maintain the goodwill of customers, suppliers, lenders and other Persons with whom Sellers have significant business relationships with respect to the Company and its Subsidiaries and (v) continue all current sales, marketing and promotional activities relating to the business and operations of the Company and the Subsidiaries;

            (b) except to the extent required by applicable Law or except such changes as are reasonably necessary and practicable so as to enable the Company and its Subsidiaries to conduct its business in a manner consistent with current practices, (i) cause the Books and Records of the Company and its Subsidiaries to be maintained in the usual, regular and ordinary manner and (ii) not permit any material change in the Company's and its Subsidiaries' (x) pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy, or (y) method of calculating any bad debt, contingency or other reserves for accounting, financial reporting or Tax purposes or (z) fiscal year; and

            (c) comply, in all material respects, with all Laws and Orders applicable to the business and operations of the Company and its Subsidiaries and, promptly following receipt thereof, furnish Buyer with copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any material violation of any such Law or Order.

            6.3 Certain Restrictions. Except for the transactions contemplated by this Agreement and the Operative Agreements, from the Effective Date through the Closing Date, the Company and its Subsidiaries, will refrain from, without the prior consent of Buyer, (a) amending their certificates or articles of organization or incorporation, limited liability company agreement or by-laws (or other comparable charter documents) or taking any action with respect to any such amendment or any reorganization, liquidation or dissolution of any such entity; (b) taking any of the actions listed in Section 3.9 hereof; (c) violating, breaching, or defaulting under, in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any Permit held or used by the Company or any Subsidiary or any Contract to which the Company or any Subsidiary is a party or by which any of its Assets and Properties is bound; (d) (i) taking or agreeing or committing to take or omitting or agreeing or committing to omit any action that would make any representation or warranty of the Company hereunder inaccurate in any material respect; or (ii) taking any action or course of action inconsistent with compliance with the covenants and agreements of the Company herein or which might adversely affect the interests of Buyer hereunder; and (e) entering into any agreement to engage in any of the activities listed in this Section 6.3.

            6.4 Governmental and Other Approvals. Each Seller will (a) take all reasonable steps necessary or desirable, and proceed diligently and in good faith and use its best efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required on the part of any Seller, the Company or any Subsidiary to consummate the transactions contemplated hereby and by the Operative Agreements and those described in Sections 3.5 and 3.6 of the

Disclosure Schedule, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Buyer or such Governmental or Regulatory Authorities or other Persons may reasonably request and (c) cooperate with Buyer as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required to consummate the transactions contemplated hereby and by the Operative Agreements. The Company or each Seller will provide prompt notification to Buyer when any such consent, approval, action, filing or notice referred to in this Section 6.4 is obtained, taken, made or given, as applicable, and will advise Buyer of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

            6.5 Notice and Cure. Each Seller will promptly notify Buyer of, and contemporaneously will provide Buyer with true and correct copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance occurring on or after the Effective Date that causes or will cause any covenant or agreement to be breached or that renders or will render untrue any representation or warranty contained in Article III or IV as if the same were made on or as of the date of such event, transaction or circumstance. Nothing contained in this Section 6.5 or any other notice shall affect the survival of or modify, limit or create any exception to the representations, warranties, covenants, and agreements of the Company and each Seller hereunder or the conditions to the obligations of Buyer to close as set forth in Article VII or Buyer's right to seek indemnity under Article X.

            6.6 Audited Financial Statements. Sellers shall deliver to Buyer prior to February 17, 1998, the 1997 Audited Financial Statements, all audited by Ernst & Young LLP or other independent public accountants of recognized national standing acceptable to Buyer and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such financial statements fairly present in all material respects the Business and Condition of the Company on a combined basis in accordance with GAAP consistently applied.

            6.7 Efforts to Consummate Transaction. Each Seller and the Company shall take all reasonable action, and do all things reasonably necessary or advisable in order to consummate the transactions contemplated by this Agreement and the Operative Agreements including, without limitation, the satisfaction of each condition to the obligation of Buyer pursuant to Article VII, and shall not fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

            6.8 No Solicitations. From the Effective Date until March 4, 1998, or the earlier termination of this Agreement, no Seller or any Affiliate will take (nor will any Seller authorize or permit any Affiliate or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of any Seller or any such Affiliate to take) directly or indirectly, any action to initiate, assist, solicit, receive, negotiate, encourage or accept any offer or inquiry from any Person (a) to engage in any Business Combination with respect to the Company or any Subsidiary, (b) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Business Combination with the Company or any Subsidiary or (c) to furnish or cause to be furnished any information with respect to the Company or any Subsidiary to any Person (other than as contemplated by Section 6.1) who any Seller or any Affiliate (or any such Person acting for or on their behalf) knows or has reason to believe is in the process of, or may be, considering any Business Combination with the Company or any Subsidiary. If any Seller or any such Affiliate (or any such Person acting for or on their behalf) receives from any Person (other than Buyer or any other Person referred to in Section 6.1) any offer, inquiry or informational request referred to above, such Seller will promptly advise such Person, by written notice, of the terms of this Section 6.8 and will promptly, orally and in writing, advise Buyer of all the terms of such offer, inquiry or request (including, without limitation, the identity of the Person making such offer, inquiry or request) and deliver a copy of such notice to Buyer.

            6.9 Noncompetition; Non Solicitation; Trade Secrets; Discoveries and Works.

            (a) For a period of five years from the Closing Date, each of the Sellers (collectively, for the purposes of Section 6.9, the "Non-Competing Parties", and, individually, a "Non-Competing Party") will not (except as an officer, director, stockholder, member, manager, employee, agent or consultant of the Company, any Subsidiary or any Affiliate thereof) directly or indirectly, own, manage, operate, join, or have a financial interest in, control or participate in the ownership, management, operation or control of, or be employed as an employee, agent or consultant, or in any other individual or representative capacity whatsoever, or use or permit his or her name to be used in connection with, or be otherwise connected in any manner with (i) any business or enterprise engaged within the Canadian province of British Columbia or any portion of the United States (whether or not such business is physically located within British Columbia or the United States) in the design, development, manufacture, distribution or sale of any products, or the provision of any services, which the Company was designing, developing, manufacturing, distributing, selling or providing at any time up to and including the Closing Date or (ii) any business which is (A) providing coal combustion by-product ("CCB") management services, including the collection, storage, marketing, removal, disposal of fly-ash and other CCBs, or (B) competitive with the business carried on or planned by the Company at any time up to and including the Closing Date, provided that the foregoing restriction shall not be construed to prohibit (x) the marketing and sale of cement and (y) the ownership by any Non-Competing Party together with its Affiliates and Associates, as the case may be, of not more than 2% of any class of securities of any corporation which is engaged in any of the foregoing businesses, having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, which securities are publicly owned and regularly traded on any national exchange or in the over-the-counter market, provided further, that such ownership represents a passive investment and that any such Non-Competing Party together with its Affiliates and Associates or any group of Persons including such Non-Competing Party together with its Affiliates and Associates in any way, either directly or indirectly, does not manage or exercise control of any such corporation, guarantees any of its financial obligations, otherwise takes part in its business other than exercising rights as a shareholder, or seeks to do any of the foregoing.

            (b) For a period of five years from such Non-Competing Party's termination of employment with the Company or any Subsidiary, each Non-Competing Party agrees, with respect to any and all products sold by the Company in the regular course of business at any time within five years prior to the Closing Date, not to, directly or indirectly, whether for his or her own account or for the account of any other individual or entity, solicit the trade, business or patronage of, or sell any to, any Persons that were either customers of the Company or any Subsidiary at or prior to the Effective Date, or prospective customers with respect to whom a sales effort, presentation or proposal was made or planning to be made by the Company or any Subsidiary at or prior to the Effective Date. Such Non-Competing Party further agrees that during such five-year period he or she shall not, directly or indirectly, (i) solicit or provide financial incentives to any individual who was an employee or consultant of the Company or any Subsidiary at any time during the time such Non-Competing Party was employed by or an owner of securities of the Company, to terminate his or her employment or consulting relationship with the Company or any Subsidiary or to become employed by or a consultant to, direct or indirectly, such Non-Competing Party, any of his or her Affiliates or any Person by which such Non-Competing Party or any of his or her Affiliates is employed or a consultant to or (ii) interfere in any other way with the employment, or other relationship, of any employee or consultant of the Company or any Subsidiary.

            (c) Each Non-Competing Party recognizes that it is in the legitimate business interest of the Company and its Subsidiaries to restrict his or her disclosure or use of Trade Secrets or other Confidential Information relating to the Company and its Subsidiaries for any purpose other than in connection with his or her performance of his or her duties to the Company and its Subsidiaries, and to limit any potential appropriation of such Trade Secrets or other Confidential Information by such Non-Competing Party. Such Non-Competing Party therefore agrees that all Trade Secrets or other Confidential Information relating to the Company and its Subsidiaries heretofore or in the future obtained by such Non-Competing Party shall be considered confidential and the proprietary information of the Company and its Subsidiaries. Such Non-Competing Party shall not use or disclose, or authorize any other person or entity to use or disclose, any Trade Secrets or other Confidential Information, other than as necessary to further the business objectives of the Company and its Subsidiaries. The term "Trade Secrets or other Confidential Information", by way of example and without limitation, includes the whole or any portion or phase of any scientific or technical information, design, process, procedure, formula, machine, invention, improvement, manufacturing technique, manufacturing or test data, confidential business or financial information, listing of names, addresses, or telephone numbers, or other information relating to any business or profession which is secret and of value. The term "Trade Secrets or other Confidential Information", does not, however, include data or information that is known or becomes known, through no action of the Non-Competing Parties, to persons or entities other than the Company and its Subsidiaries, nor does it include the general industry expertise and experience of the Non-Competing Parties to the extent such does not include secret or proprietary information relating to the Company.

            (d) All Discoveries and Works made or conceived by each Non-Competing Party during his or her employment by or service as a director of the Company or any Subsidiary, jointly or with others, that relate to the present or anticipated activities of the Company or its Subsidiary, or are used or usable by the Company or any Subsidiary shall be owned by the Company or any Subsidiary. The term "Discoveries and Works" means Trade Secrets or other Confidential Information, patents and patent applications, trademarks and trademark registrations and applications, service marks and service mark registrations and applications, trade names, copyrights and copyright registrations and applications, but, for the purposes of this Agreement, does not include the name or mark "Pozzolanic" in geographic areas other than those in which the Company was doing business as of the Effective Date. Such Non-Competing Party shall (a) promptly notify, make full disclosure to, and execute and deliver any documents requested by the Company or any Subsidiary, as the case may be, to evidence or better assure title to Discoveries and Works in the Company or any Subsidiary, as so requested, (b) renounce any and all claims, including but not limited to claims of ownership and royalty, with respect to all Discoveries and Works and all other property owned or licensed by the Company or any Subsidiary, (c) assist the Company or any Subsidiary in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of any and all Discoveries and Works, and (d) promptly execute, whether during his or her employment with or service as a director of the Company or any Subsidiary or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Company or any Subsidiary and to protect the title of the Company or any Subsidiary thereto, including but not limited to assignments of such patents and other rights. Any Discoveries and Works which, within six months after the termination of such Non-Competing Party's employment with or service as a director of the Company or any Subsidiary, are made, disclosed, reduced to a tangible or written form or description, or are reduced to practice by such Non-Competing Party and which pertain to the business carried on or products or services being sold or developed by the Company or any Subsidiary at the time of such termination shall, as between such Non-Competing Party and the Company or any Subsidiary, as the case may be, be presumed to have been made during such Non-Competing Party's employment by or service as a director of the Company or any Subsidiary. Such Non-Competing Party acknowledges that all Discoveries and Works shall be deemed "works made for hire" under the Copyright Act of 1976, as amended, 17 U.S.C. ss. 101.

            (e) Each Non-Competing Party agrees that Buyer's remedies at law for any breach or threat of breach by him or her of any of the provisions of this
Section 6.9 will be inadequate, and that, in addition to any other remedy to which Buyer may be entitled at law or in equity, Buyer shall be entitled to a temporary or permanent injunction or injunctions or temporary restraining order or orders to prevent breaches of the provisions of this Section 6.9 and to enforce specifically the terms and provisions hereof, in each case without the need to post any security or bond. Nothing herein contained shall be construed as prohibiting Buyer from pursuing, in addition, any other remedies available to the Company or any Subsidiary for such breach or threatened breach. A waiver by Buyer of any breach of any provision hereof shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach by such Non-Competing Party.

            (f) It is expressly understood and agreed that although the parties hereto consider the restrictions contained in this Section 6.9 hereof to be reasonable for the purpose of preserving the goodwill, proprietary rights and going concern value of the Company and the Subsidiaries, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this Section 6.9 is an unenforceable restriction on such Non-Competing Party's activities, the provisions of this
Section 6.9 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in this Section 6.9 or any remedy provided herein is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy. The provisions of this Section 6.9 shall in no respect limit or otherwise affect such Non-Competing Party's obligations under other agreements with the Company or any Subsidiary or any of its respective present or future Affiliates.

            6.10 Buyer's Covenant.

            (a) At the initiation of Phase II, Buyer shall deliver to The Chase Manhattan Bank, N.A., as escrow agent (the "Phase II Escrow Agent"), $1,000,000 in immediately available funds (the "Phase II Deposit"), to be held and applied by the Phase II Escrow Agent in accordance with the provisions of an escrow agreement substantially in the form of Exhibit H hereto (the "Phase II Escrow Agreement").

            (b) The Phase II Deposit shall be held by the Phase II Escrow Agent in escrow and managed pursuant to the terms of the Phase II Escrow Agreement.

                                   ARTICLE VII
          CONDITIONS TO OBLIGATIONS OF BUYER; DELIVERIES AT THE CLOSING

            The obligations of Buyer hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Buyer in its sole discretion):

            7.1 Representations and Warranties. Each of the representations and warranties made in Articles III and IV herein shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall also have been true and correct in all material respects on and as of such earlier date.

            7.2 Performance. Sellers and the Company shall have performed and complied with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Sellers or the Company, as the case may be, at or before the Closing.

            7.3 Officers' Certificates. Each of Sellers and the Company shall have delivered to Buyer, a certificate, dated the Closing Date and executed by the President of the Company, each Seller that is an individual and the President or any Vice President of BVI, substantially in the form and to the effect of Exhibit A hereto, (ii) certificates, dated the Closing Date and executed by the Secretary or any Assistant Secretary of the Company and BVI, respectively, substantially in the form and to the effect of Exhibit B hereto and (iii) a certificate of the Company's chief financial officer certifying (i) the satisfaction on the Closing Date of Section 7.13 and (ii) that the assets of the FSC have been transferred to Northwest.

            7.4 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Buyer, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action (i) which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Buyer any Seller, the Company or any Subsidiaries, or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law; or (ii) wherein an unfavorable judgment, decree or Order would prevent the carrying out of this Agreement or any of the Operative Agreements or any of the transactions or events contemplated hereby or thereby, declare unlawful the transactions or events contemplated by this Agreement or present a risk of damages to Buyer.

            7.5 Consents and Approvals. All (A) consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit the parties hereto to perform their respective obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby and (B) consents (or in lieu thereof waivers) and notices relating to the performance by Sellers of their respective obligations under this Agreement and the Operative Agreements or relating to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which the Company, any Subsidiary or any Seller is a party or by which any of their respective Assets and Properties are bound and where the failure to obtain any such consent (or in lieu thereof waiver) or deliver any such notice could be expected, individually or in the aggregate with other such failures, to materially adversely affect Buyer or the Business or Condition of the Company (i) shall have been duly obtained, made or given in form and substance satisfactory to Buyer, (ii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived or otherwise impose any liabilities or restrictions on Buyer and (iii) shall be in full force and effect. All terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

            7.6 Opinion of Sellers' Counsel. Buyer shall have received the opinion of (i) Bradley D. Stam, counsel to the Company, the Subsidiaries and Sellers (other than BVI), (ii) counsel to BVI, and (iii) counsel to Guarantor, in connection with this Agreement and the Operative Agreements to which it, he or she is a party, dated the Closing Date, substantially in the form and to the effect of Exhibits C-1, C-2 and C-3 hereto and to such further effect as Buyer may reasonably request.

            7.7 Operative Agreements. All Operative Agreements shall have been duly executed and delivered by the respective parties thereto other than Buyer and shall be in full force and effect, and the Tax Escrow Funds and the BVI Escrow Funds shall have been deposited with the applicable escrow agents in accordance with the Tax Escrow Agreement and the BVI Escrow Agreement.

            7.8 Release of Claims. Each Seller shall have executed and delivered to Buyer an Assignment and Release of Claims in the form of Exhibit D hereto.

            7.9 Resignations. Sellers shall have delivered to Buyer duly signed resignations, effective at the Closing, of each of the officers and directors of the Company and its Subsidiaries.

            7.10 Good Standing Certificates. Sellers shall have delivered to Buyer (a) copies of the certificate or articles of incorporation (or other comparable corporate charter documents), including all amendments thereto of BVI, the Company and the Subsidiaries certified by the Secretary of State or other appropriate government official of the jurisdiction of incorporation or organization, (b) certificates from the Secretary of State or other appropriate government official to the effect that BVI, the Company and each Subsidiary is in good standing or subsisting in such jurisdiction of incorporation or formation, listing all charter documents of BVI, the Company and each Subsidiary on file and attesting to the payment of all franchise or similar Taxes, and (c) certificates from the Secretary of State or other appropriate official in each jurisdiction in which the Company and its Subsidiaries are qualified or admitted to do business to the effect that the Company and its Subsidiaries are duly qualified or admitted and in good standing in such jurisdiction.

            7.11 Transfer to BVI; Receipt of Purchased Stock and Minute Books. BVI shall provide Buyer evidence satisfactory to Buyer of the Contribution. The Purchased Stock shall have been transferred to Buyer in accordance with the terms of this Agreement. The minute books of each of the Company and its Subsidiaries shall have been delivered to the location or locations designated by Buyer.

            7.12 Payment of Indebtedness. Sellers shall deliver to Buyer evidence, satisfactory to Buyer, of the complete and absolute repayment, discharge and extinguishment of all the outstanding Indebtedness of the Company and its Subsidiaries.

            7.13 Additional Requirements. Sellers shall deliver to Buyer evidence, satisfactory to Buyer, that available cash of the Company shall remain on hand, and such amount shall not be less than the sum of (a) $3,000,000, plus
(b) an amount necessary to satisfy the Expenses, which as of the Closing Date will not exceed $150,000 plus (c) at Sellers' election, an amount sufficient to pay the Company's liability for Taxes for Tax periods ending on or before December 31, 1997, together with all costs and expenses (excluding internal costs, such as staff time and internal expenses) incurred by the Company or its Affiliates (other than members of the Seller Group) relating to the preparation and filing of Tax Returns and payment of Taxes with respect to such Tax periods minus (d) the total of material costs and freight charges paid by the Company, prior to the Closing Date, with respect to fly ash in storage, as of the Closing Date, at the Company's Sacramento, California terminal, provided, that the total costs and charges under clause (d) shall not exceed $350,000. In the event that the cash on hand shall be less than said total, the Purchase Price shall be reduced, on a dollar-for-dollar basis, to the extent of such shortfall.

            7.14 Proceedings. All proceedings to be taken on the part of either Seller in connection with the transactions contemplated by this Agreement and the Operative Agreements and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer, and Buyer shall have received copies of all such documents and other evidences as Buyer may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

            7.15 Completion of Diligence. Buyer shall have been satisfied, in its sole discretion, with (i) the results of its and its advisors' legal, business, environmental and accounting due diligence investigations and (ii) its and its advisors' review of complete disclosure schedules to the Agreement.

            7.16 Tax Status Certificate. Buyer shall receive from the Company at the Closing a duly executed certificate substantially in the form and to the effect of Exhibit E.

            7.17 Audited Financial Statements. The 1997 Audited Financial Statements shall have been delivered to the Buyer on or before February 17, 1998.

            7.18 No Adverse Change. There shall have occurred no material adverse change in the Business or Condition of the Company since December 31, 1997.

            7.19 Transfer of FSC's Assets. Buyer shall have been satisfied, in its sole discretion, that all of the assets of the FSC, including but not limited to a $150,000 receivable due to FSC, shall have been transferred to Northwest in the form of a dividend.

                                  ARTICLE VIII
         CONDITIONS TO OBLIGATIONS OF SELLERS; DELIVERIES AT THE CLOSING

            The obligations hereunder of Sellers are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Sellers, on the other hand, in their sole discretion):

            8.1 Representations and Warranties. Each of the representations and warranties made by Buyer in this Agreement shall be true and correct on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

            8.2 Performance. Buyer shall have performed and complied with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by it at or before the Closing.

            8.3 Officers' Certificates. Buyer shall have delivered to each Seller a certificate, dated the Closing Date and executed by the President or any Vice President of Buyer, substantially in the form and to the effect of Exhibit F hereto, and a certificate, dated the Closing Date and executed by the Secretary or Assistant Secretary of Buyer, substantially in the form and to the effect of Exhibit B hereto.

            8.4 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

            8.5 Governmental Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit the parties hereto to perform their respective obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

            8.6 Opinion of Buyer's Counsel. Sellers shall have received the opinion of Morgan, Lewis & Bockius LLP, counsel to Buyer, in connection with this Agreement and the Operative Agreements to which it is a party, dated the Closing Date, substantially in the form and to the effect of Exhibit G hereto.

            8.7 Operative Agreements. All Operative Agreements shall have been duly executed by their respective parties other than Sellers and shall be in full force and effect.

            8.8 Receipt of the Purchase Price. In accordance with Article I, Buyer shall have delivered to Sellers the Purchase Price less the Tax Escrow Funds, the BVI Escrow Funds and the Phase II Deposit (which Phase II Deposit shall be released to Sellers at Closing).

                                   ARTICLE IX
                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

            9.1 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Buyer and its Affiliates (whether or not exercised) to investigate the affairs of each Seller, the Company or any Subsidiary or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement or the waiver of any provision hereof, each Seller and the Company on the one hand, and Buyer, on the other, have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of each Seller, the Company and Buyer contained in this Agreement will survive the Closing (a) until 60 calendar days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to representations and warranties contained in Sections 3.1 (organization), 3.2 (capital stock), 3.11 (taxes),
3.14 (benefit plans), 3.23 (environmental) and 3.30 (disclosure) (to the extent it relates to the foregoing Sections) and 4.5 (taxes, and 4.7 (title to common stock)), (b) until the fifteen-month anniversary of the Closing Date with respect to all other representations and warranties and any covenant or agreement to the extent performed, in whole or in part, on or prior to the Closing, and (c) indefinitely with respect to all remaining covenants and agreements, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (a) or (b) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article X on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article X, but only with respect to matters described in the Claim Notice or Indemnity Notice.

                                    ARTICLE X
                                 INDEMNIFICATION

            10.1 Indemnification.

            (a) Each party hereto (other than the Buyer) shall jointly and severally indemnify Buyer and its stockholders and the general partners, limited partners, officers, directors, employees, agents, stockholders and Affiliates of each of them, in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement by such party contained in this Agreement or any of the Operative Agreements (including, without limitation, any certificate delivered in connection herewith or therewith); provided, however, that if and to the extent that any indemnification hereunder is unenforceable, Seller Group shall make the maximum contribution to the payment and satisfaction of the indemnified Losses as shall be permissible under applicable Laws; and further, provided, that in the case of a representation, warranty, covenant or agreement given or made solely by either BVI, on the one hand, or Gerald A. Peabody, Jr. and Penelope A. Peabody, on the other hand, the aforementioned indemnification responsibility for Losses suffered, incurred or sustained by any Indemnified Parties on account of any misrepresentation or breach of warranty by said party or nonfulfillment of or failure to perform any covenant or agreement on the part of said party shall be several as between BVI and the Peabodys and joint and several as between Gerald A. Peabody, Jr. and Penelope A. Peabody.

            (b) Buyer agrees to indemnify Sellers in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrep resentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Buyer contained in this Agreement or the Operative Agreements (including, without limitation, any certificate delivered in connection herewith or therewith). Buyer further agrees to indemnify Gerald A. Peabody, Jr. and Penelope A. Peabody in respect of, and hold him or her harmless from and against, any all losses suffered, incurred or sustained by him or her or to which he or she becomes subject, resulting exclusively from, arising solely out of acts or omissions of Buyer occurring post-Closing and relating solely to the operations or business of the Company, except in respect of any legal proceedings, Liabilities or other actual or potential Losses of which Sellers had knowledge prior to the Closing, but which Sellers did not disclose to Buyer prior to Closing.

            (c) No amounts of indemnity shall be payable as a result of a claim under Section 10.1(a) in respect of a misrepresentation or breach of warranty in
Article III or Article IV (other than a claim based upon fraud or willful or criminal misconduct or pursuant to Sections 3.1, 3.2, and 3.30 (to the extent it relates to the foregoing Sections) or Section 4.7, unless and until the Indemnified Parties have suffered, incurred, sustained or become subject to Losses with respect thereto in excess of $200,000 in the aggregate, in which case the Indemnified Parties shall be entitled to seek indemnity for the entire amount of such Losses.

            (d) The joint and several indemnification obligations of Gerald A. Peabody, Jr. and Penelope A. Peabody under Section 10.1 shall not exceed the greater of $2,000,000 or 1/3 of the amount of the Loss claimed.

            (e) No amounts of indemnity shall be payable as a result of a claim under Section 10.1(b) in respect of a misrepresentation or breach of warranty in
Article V (other than a claim based upon fraud or willful or criminal misconduct or pursuant to Section 5.1), unless and until the Indemnified Parties have suffered, incurred, sustained or become subject to Losses with respect thereto in excess of $200,000 in the aggregate, in which case the Indemnified Parties shall be entitled to seek indemnity for the entire amount of such Losses.

            10.2 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 10.1 will be asserted and resolved as follows:

            (a) In order for an Indemnified Party to be entitled to any indemnification provided for under Section 10.1 in respect of, arising out of or involving a claim or demand made by any Person not a party to this Agreement against the Indemnified Party (a "Third Party Claim"), the Indemnified Party must deliver a Claim Notice to the Indemnifying Party within 15 Business Days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such Claim Notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

            (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, which counsel must be reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party after such assumption in connection with the defense thereof, but shall continue to pay for any expenses of investigation or any Loss suffered. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If (i) the Indemnifying Party shall not assume the defense of a Third Party Claim with counsel satisfactory to the Indemnified Party within 10 Business Days of any Claim Notice, or (ii) legal counsel for the Indemnified Party notifies the Indemnifying Party that there are or may be legal defenses available to the Indemnified Party or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, which, if the Indemnified Party and the Indemnifying Party were to be represented by the same counsel, would constitute a conflict of interest for such counsel or prejudice prosecution of the defenses available to such Indemnified Party, or (iii) the Indemnifying Party shall assume the defense of a Third Party Claim and fail to diligently prosecute such defense, then in each such case the Indemnified Party, by notice to the Indemnifying Party, may employ its own counsel and control the defense of the Third Party Claim and the Indemnifying Party shall be liable for the reasonable fees, charges and disbursements of counsel employed by the Indemnified Party; and the Indemnified Party shall be promptly reimbursed for any such reasonable fees, charges and disbursements, as and when incurred; provided that if the Indemnifying Party shall not be actually prejudiced, the Indemnified Party's right to assume the defense after 10 Business Days of any Claim Notice shall not be limited by (i) above. Whether the Indemnifying Party or the Indemnified Party controls the defense of any Third Party Claim, the parties hereto shall cooperate in the defense thereof. Such cooperation shall include the retention and provision to the counsel of the controlling party of records and information which are reasonably relevant to such Third Party

Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall have the right to settle, compromise or discharge a Third Party Claim (other than any such Third Party Claim in which criminal conduct is alleged) without the Indemnified Party's consent if such settlement, compromise or discharge (i) constitutes a complete and unconditional discharge and release of the Indemnified Party, and (ii) provides for no relief other than the payment of monetary damages and such monetary damages are paid in full by the Indemnifying Party.

            (c) In the event any Indemnified Party should have a claim under
Section 10.1 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice to the Indemnifying Party with reasonable promptness following the Indemnified Party's awareness of such claim. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, then the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 10.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation commenced by the Indemnified Party within 180 days of end of Resolution Period in a court of competent jurisdiction.

            (d) Except with respect to matters involving fraud or criminal misconduct, the rights accorded to Indemnified Parties hereunder shall be the exclusive remedy for monetary damages available to the Indemnified Parties against the Indemnifying Party with respect to any matter for which indemnity is provided hereunder. Except as limited by the preceding sentence, each Indemnified Party shall retain all rights that it may have at law or in equity, under federal and state securities laws, or by separate agreement, including, without limitation, under the Operative Agreements or otherwise.

            (e) Notwithstanding anything contained in this Agreement to the contrary, Liabilities of the Company and of Subsidiaries relating to this Agreement or any Operative Agreement shall be the joint and several responsibility solely of Sellers. No Seller shall be entitled to any indemnification, right of contribution or other right of recovery from the Company or any of the Subsidiaries in connection with any claim made by an Indemnified Party hereunder.

                                   ARTICLE XI
                               CERTAIN TAX MATTERS

            11.1 Allocation of Tax Liability.

            (a) Subject to Section 11.1(b), Seller shall pay or cause to be paid, and indemnifies each Tax Indemnitee, jointly and severally, and agrees to protect, save and hold each Tax Indemnitee harmless from and against:

                  (i) any Tax imposed upon or relating to the Company for any Tax period ending on or before December 31, 1997;

                  (ii) any Tax arising directly or indirectly from a breach of a representation or warranty set out in Section 3.11 of this Agreement; and

                  (iii) with respect to any Tax period or portion thereof ending after December 31, 1997 and on or before the Closing Date, any Tax arising directly or indirectly from a breach of Section 6.2; provided, however, that an election by the Company to be a "consenting corporation" within the meaning of
Section 341(f)(1) of the Code or comparable provisions of any state statutes shall not be in breach of Section 6.2 or otherwise be a basis for indemnification of any Tax Indemnitee under this Article XI.

            (b) The Sellers' payment and indemnification obligation for any Tax under Section 11.1(a) shall be reduced by, and shall not include, an amount equal to the sum of:

                  (i) any actual reduction in the Company's current liability for Tax (net of any actual increase in such liability) in any tax period ending after the Closing Date arising from any adjustments to income or to any other tax base required by the Final Determination resolving the Tax with respect to which the Section 11.1(a) payment is to be made; and

                  (ii) any projected reduction in the Company's current or future liability for Taxes (net of any projected increase in such liability) in any tax period ending after the Closing Date arising from any adjustments to income or to any other tax base required by the Final Determination resolving the Tax with respect to which the Section 11.1(a) payment is to be made. This projected reduction will be computed by applying the Company's upper marginal tax rate for the year in which the indemnification payment is to be made to the adjustment in the relevant tax base. The resulting amount will then be discounted over the future portion of the reversal period at an annual rate of 12 percent.

Any dispute regarding the applicability or amount of reduction in Sellers' obligations pursuant to this paragraph (b) shall be resolved by an independent accounting firm jointly engaged by Sellers and Company. Each of Sellers and the Company shall bear and pay one-half of the fees and other costs charged by the independent accounting firm, and the determination of the independent accounting firm shall be final and binding on the parties hereto.

            (c) Except as otherwise provided in Section 11.3(d), payment in full of any amount due from Sellers under this Section 11.1 shall be made from the Tax Escrow Funds, and, to the extent such Tax Escrow Funds are no longer available, by Sellers, in each case, to the affected Tax Indemnitee in immediately available funds at least five (5) Business Days before the date payment of the Taxes to which such payment relates is due.

            11.2 Preparation and Filing of Tax Returns; Refunds.

            (a) Seller shall prepare or cause to be prepared, consistent with past practices, all Tax Returns of, or that include, the Company or any Subsidiary for all taxable periods that end on or before December 31, 1997 and shall deliver such Tax Returns to the Company for filing. To the extent that the amount reserved for pursuant to clause (d) of Section 7.13 is insufficient for such payments, with respect to Tax Returns filed after the Closing, Seller shall deliver funds to the Company sufficient to pay all Tax liabilities shown by such Tax Returns to be due and all costs and expenses (excluding internal costs, such as staff time and internal expenses) incurred by the Company or its Affiliates (other than members of the Seller Group) with respect to the preparation and filing of such Tax Returns. With respect to filings after the Effective Date, Seller will allow Buyer an opportunity to review and comment upon such Tax Returns (including any amended Returns) prior to filing.

            (b) Buyer shall file or cause to be filed all Tax Returns of, or that include, the Company or its Subsidiaries for taxable periods ending after December 31, 1997.

            (c) Any refund of Taxes (including any interest thereon) that relates to the Company and that is attributable to a Tax period ending after December 31, 1997, including any such refund or other benefit realized by the Company that results from the carry forward of any tax attribute from a Tax period ending on or before December 31, 1997, shall be the property of the Company and shall be retained by the Company (or, if applicable, promptly paid by Seller to the Company if any such refund (or interest thereon) is received by Seller or Affiliates).

            (d) If (i) after the Closing Date, the Company receives any refund of Taxes (including any interest thereon) that relates to, and that was previously paid by or on behalf of, the Company and that is attributable to a Tax period ending on or before December 31, 1997 and (ii) the Tax was paid (A) by any member of Seller Group (including by a payment to the Company pursuant to Section 11.2(a)) or from the amount reserved for such Taxes pursuant to clause
(d) of Section 7.13 after the Closing Date, or (B) by any member of Seller Group or the Company on or before the Closing Date, then the Company promptly shall pay or cause to be paid to Seller the amount of such refund, but net of any Taxes imposed on any Tax Indemnitee with respect thereto. If there is a subsequent adjustment to any such refund, then any payment or payments theretofore made with respect to such refund pursuant to this Section 11.2(d) promptly shall be adjusted appropriately by means of a payment from Seller to the Company or the Company to Seller, as the case may be. Except as provided in this Section 11.2(d), any refund of Taxes that relates to the Company and that is attributable to a Tax period ending on or before December 31, 1997 (such as a refund (x) for a tax period ending after December 31, 1997, that relates to a tax attribute or tax basis item arising in a Tax period ending on or before December 31, 1997, or (y) of a Tax that was paid by the Company (without reimbursement by the Sellers or provision of a reserved amount pursuant to clause (d) of Section 7.13) after the Closing Date) shall be the property of the Company and shall be retained by or promptly paid to the Company.

            11.3 Tax Contests.

            (a) If any Tax Authority or other person asserts a Tax Claim, then the party hereto first receiving notice of such Tax Claim promptly shall provide written notice thereof to the other party or parties hereto. Such notice shall specify in reasonable detail the basis for such Tax Claim and shall include a copy of any relevant correspondence received from the Tax Authority or other person.

            (b) If, within 30 calendar days after Seller receives or delivers, as the case may be, notice of a Tax Claim, Seller provides to the Company an Election Notice, then, subject to the provisions of this Section 11.4, Seller shall have the right to defend or prosecute, at its sole cost, expense and risk, such Tax Claim by all appropriate proceedings, which proceedings shall be defended or prosecuted diligently by Seller to a Final Determination; provided, however, that Seller shall not, without the prior written consent of the Company, enter into any compromise or settlement of such Tax Claim that would result in any Tax detriment to any Tax Indemnitee. So long as Seller is defending or prosecuting a Tax Claim, the Company shall provide or cause to be provided to Seller any information reasonably requested by Seller relating to such Tax Claim, and the Company shall otherwise cooperate with Seller and its representatives in good faith in order to contest effectively such Tax Claim. Seller shall inform the Company of all developments and events relating to such Tax Claim (including, without limitation, providing to the Company copies of all written materials relating to such Tax Claim), and the Company or its authorized representatives shall be entitled, at the expense of the Company, to attend, but not participate in or control, all conferences, meetings and proceedings relating to such Tax Claim.

            (c) If, with respect to any Tax Claim, Seller fails to deliver an Election Notice to the Company within the period provided in Section 11.4(b) or, after delivery of such Election Notice, Seller fails diligently to defend or prosecute such Tax Claim to a Final Determination, then the Company shall at any time thereafter have the right (but not the obligation) to defend or prosecute, at the sole cost, expense and risk of Seller, such Tax Claim. The Company shall have full control of such defense or prosecution and such proceedings, including any settlement or compromise thereof. If requested by the Company, Seller Group shall cooperate in good faith with the Company and its authorized representatives in order to contest effectively such Tax Claim. Seller may attend, but not participate in or control, any defense, prosecution, settlement or compromise of any Tax Claim controlled by the Company pursuant to this
Section 11.4(c), and shall
bear its own costs and expenses with respect thereto. In the case of any Tax Claim that is defended or prosecuted by the Company pursuant to this Section 11.4(c), the Company shall, from time to time, be entitled to current payment from Seller with respect to costs and expenses incurred by the Company in connection with such defense or prosecution (including, without limitation, reasonable attorneys', accountants' and experts' fees and disbursements, settlement costs, court costs and any other costs or expenses for investigating, defending or prosecuting such Tax Claim, and any Taxes imposed on a Tax Indemnitee as a result of receiving a payment from Seller pursuant to this
Section 11.4, but excluding any internal costs (e.g., staff time and internal expenses) incurred by the Buyer, the Company, or any Subsidiary of the Buyer or the Company) (collectively, "Associated Costs").

            (d) In the case of any Tax Claim that is defended or prosecuted to a Final Determination by Seller pursuant to this Section 11.4, Seller shall pay to the appropriate Tax Indemnitee, in immediately available funds, the full amount of any Tax arising or resulting from such Tax Claim within five Business Days after such Final Determination. In the case of any Tax Claim that is defended or prosecuted to a Final Determination by the Company pursuant to the terms of this
Section 11.4, Seller shall pay to the appropriate Tax Indemnitee, in immediately available funds, the full amount of any Tax arising or resulting from such Tax Claim, together with any Associated Costs that have not theretofore been paid by Seller to the Company, within five Business Days after such Final Determination. In the case of any Tax Claim not covered by the two preceding sentences, Seller shall pay to the appropriate Tax Indemnitee, in immediately available funds, the full amount of any Tax arising or resulting from such Tax Claim (reduced as required by Section 11.1(b)), together with any Associated Costs that have not theretofore been paid by Seller to the Company, at least five Business Days before the date payment of such Tax is due from any Tax Indemnitee.

            (e) Notwithstanding anything contained in this Article XI to the contrary, the rights of Seller under this Section 11.4 to defend or prosecute, or to control the defense or prosecution of, any Tax Claim shall be no greater than those rights that the Company would have to defend or prosecute, or to control the defense or prosecution of, such Tax Claim.

            11.4 Cooperation Regarding Tax Matters. Each party hereto shall, and shall cause its Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Tax Return, amended Tax Return or claim for refund, in determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Tax Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Tax Authorities and relevant records concerning the ownership and Tax basis of property, which any such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide an explanation of any documents or information so provided. Subject to the preceding sentences, each party required to file Tax Returns pursuant to this Article XI shall bear all costs of filing such Tax Returns.

            11.5 Other Tax Covenants.

            (a) Without the prior written consent of Buyer, neither any Seller nor any Affiliate of a Seller shall, to the extent it may affect or relate to the Company, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Return, enter into any method of tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim, assessment or proposed assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing any Tax liability of Buyer or the Company or of any Affiliate of any such party for any Tax period ending after December 31, 1997.

            (b) Without the prior written consent of Seller, neither Buyer nor the Company shall, to the extent it may affect or relate to the Company, make or change any tax election, file any amended Return, enter into any Closing Agreement, settle any Tax claim, assessment or proposed assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would affect a Tax period ending on or before December 31, 1997.

            (c) Seller shall be responsible for (and indemnify Buyer against) any sales, transfer, recording or other similar tax imposed as a result of the consummation of the transactions contemplated by this Agreement and the Operative Agreements; provided, that Buyer shall be responsible for applicable New York State sales and transfer taxes.

            11.6 Conflict. In the event of a conflict between the provisions of this Article XI and any other provision of this Agreement, such provisions of this Article XI shall control. Without limiting the foregoing, nothing in
Article X of this Agreement shall limit, modify or in any way affect the provisions of this Article XI.

                                   ARTICLE XII
                                   DEFINITIONS

            12.1 Definitions.

            (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

            "1996 Audited Balance Sheet" has the meaning ascribed to it in
Section 3.8(a).

            "1997 Audited Balance Sheet" has the meaning ascribed to it in
Section 3.8(c).

            "1997 Audited Financial Statements" has the meaning ascribed to it in Section 3.8(c).

            "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

            "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls (i) 5% or more of any class of equity securities of that Person or any of its Affiliates or (ii) 5% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) any director, partner, officer, agent, employee or relative of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

            "Agreement" means this Purchase Agreement, the Exhibits and the Disclosure Schedule and the certificates delivered in connection herewith, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

            "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

            "Assignment and Release of Claims" means the assignment of Assets and Properties used by the Company or the Subsidiaries and the release of claims executed and delivered by each Seller, substantially in the form and to the effect of Exhibit D hereto, as such assignment and release of claims may be amended, modified or restated from time to time.

            "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of 10% or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

            "Associated Costs" has the meaning ascribed to it in Section
11.3(c).

            "Audited Financial Statements" has the meaning ascribed to it in
Section 3.8(a).

            "Benefit Plan" means any Plan established by the Company, any Subsidiary or any predecessor or Affiliate of the Company or any Subsidiary, existing at the Closing Date or prior thereto, to which the Company or any Subsidiary contributes or has contributed, or under which any employee, former employee or director of the Company or any Subsidiary or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

            "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

            "Business Combination" means, with respect to any Person, (i) any merger, consolidation or combination to which such Person is a party, (ii) any sale, dividend, split or other disposition of any capital stock or other equity interests of such Person, (iii) any tender offer (including without limitation a self-tender), exchange offer, recapitalization, liquidation, dissolution or similar transaction, (iv) any sale, dividend or other disposition of all or a material portion of the Assets and Properties of such Person or (v) the entering into of any agreement or understanding, or the granting of any rights or options, with respect to any of the foregoing.

            "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

            "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of the Company and its Subsidiaries.

            "Buyer" has the meaning ascribed to it in the forepart of this Agreement.

            "Buyer's Advisors " has the meaning ascribed to it in Section 6.1.

            "BVI" means Kokan Company Limited, a company organized under the laws of the British Virgin Islands and its successors and assigns.

            "BVI Escrow Agent" has the meaning ascribed to it in Section 1.4(c).

            "BVI Escrow Agreement" has the meaning ascribed to it in Section 1.4(c).

            "BVI Escrow Funds" has the meaning ascribed to it in Section 1.4(c).

            "Capital Stock" has the meaning ascribed to it in Section 3.2.

            "CCB" has the meaning ascribed to it in Section 6.9(a).

            "Claim Notice" means written notification pursuant to Section 10.2(a) of a Third Party Claim as to which indemnity under Section 10.1 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, on the Indemnified Party and for the Indemnified Party's claim against the Indemnifying Party under Section 10.1.

            "Class A Stock" has the meaning ascribed to it in the forepart of this Agreement.

            "Class B Stock" has the meaning ascribed to it in the forepart of this Agreement.

            "Class C Stock" has the meaning ascribed to it in the forepart of this Agreement.

            "Class D Stock" has the meaning ascribed to it in the forepart of this Agreement.

            "Closing" has the meaning ascribed to it in Section 1.3.

            "Closing Date" has the meaning ascribed to it in Section 1.3.

            "Code" means the Internal Revenue Code of 1986, as amended, or any successor law and the rules and regulations promulgated thereunder.

            "Company" has the meaning ascribed to it in the forepart of this Agreement (and, unless the context otherwise requires, shall include any predecessor of the Company).

            "Contract" means any agreement, obligation, undertaking, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral and whether expressed or implied).

            "Contribution" has the meaning ascribed to it in the forepart of this Agreement.

            "Disclosure Schedule" means the schedules delivered to Buyer by or on behalf of the Company and Sellers, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein pursuant to this Agreement.

            "Discoveries and Works" has the meaning ascribed to it in Section 6.9(d).

            "Dispute Period" means the period ending thirty (30) calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

            "Effective Date" has the meaning ascribed to it in the forepart of this Agreement.

            "Election Notice" means a written notice provided by Seller in respect of a Tax Claim to the effect that (i) Seller acknowledges its indemnity obligation under this Agreement with respect to such Tax Claim and (ii) Seller elects to contest, and to control the defense or prosecution of, such Tax Claim at the sole risk and sole cost and expense of Seller.

            "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

            "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, (collectively, "Claims") pursuant to or relating to any applicable Environmental Law by any person (including but not limited to any Governmental or Regulatory Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Materials at any location, including but not limited to any off-Site location to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal.

            "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any alleged violation of any Environmental Law, or at which there has been a Release, threatened or suspected Release of a Hazardous Material.

            "Environmental Law" means all federal, state, local and foreign environmental, health and safety Laws, common law orders, decrees, judgments, codes and ordinances and all rules and regulations promulgated thereunder, civil or criminal, including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, solid, toxic or hazardous substances or wastes.

            "Environmental Permit" means any federal, state, local, provincial, or foreign permits, licenses, approvals, consents or authorizations required by any Governmental or Regulatory Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor law and the rules and regulations promulgated thereunder.

            "Expenses" means all costs and expenses of the Company or any of the Subsidiaries incurred in connection with this Agreement, the Operative Agreements or the transactions contemplated hereby or thereby.

            "Final Determination" means (i) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final after all allowable appeals by either party to the action have been exhausted or the time for filing such appeals has expired, (ii) a closing agreement entered into under Section 7121 of the Code or any other settlement agreement entered into in connection with an administrative or judicial proceeding, (iii) the expiration of the time for instituting suit with respect to a claimed deficiency or (iv) the expiration of the time for instituting a claim for refund, or if such a claim was filed, the expiration of the time for instituting suit with respect thereto.

            "FSC" has the meaning ascribed to it in the forepart of this Agreement.

            "FSC Disposition" has the meaning ascribed to it in the forepart of this Agreement.

            "GAAP" means generally accepted accounting principles in the United States, consistently applied.

            "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include, without limitation, any stock exchange, quotation service and the National Association of Securities Dealers.

            "Guarantee Agreement" means the Indemnification and Guarantee Agreement dated as of the date hereof by and among the Company, Buyer and Guarantor.

            "Guarantor" means Greensburg Trust, a trust formed under the laws of Hong Kong.

            "Hart-Scott-Rodino Act" has the meaning ascribed to it in Section
3.6.

            "Hazardous Material" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs);
(B) any chemicals, materials, substances or wastes which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated by any Governmental or Regulatory Authority.

            "Indebtedness" of any Person means all obligations of such Person
(i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

            "Indemnified Party" means any Person claiming indemnification under any provision of Article X.

            "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article X.

            "Indemnity Notice" means written notification pursuant to Section 10.2(c) of a claim for indemnity under Article X by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

            "Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights, patents and patent rights, brand names, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions, processes, formulae, industrial models, processes, designs, specifications, data, technology, methodologies, computer programs and any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks and other media on which any of the foregoing is stored.

            "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company.

            "Knowledge" or "Knowledge of the Company" means (A) with respect to representations and warranties set forth herein made as of the Effective Date and for the period ending as of the Phase I Completion Date, the actual knowledge of Gerald A. Peabody, Jr., and Penelope A. Peabody, (B) with respect to representations and warranties set forth herein made as of the Phase I Completion Date and for the period ending as of the Closing Date, the actual knowledge of Clinton A. Kurtz, Gerald A. Peabody, Jr., and Penelope A. Peabody, and (C) with respect to representations and warranties set forth herein made as of the Closing Date, the actual knowledge after due inquiry of Clinton A. Kurtz, Gerald A. Peabody, Jr., and Penelope A. Peabody after discussions with Renee Bertheau (Vice-President Transportation), Denis Augustine (Vice-President Sales), Tom Fox (Vice-President Product Development) and H.E. Coder (Operations Manager).

            "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

            "Liabilities" means all Indebtedness, obligations and other liabilities (or contingencies that have not yet become liabilities) of a Person (whether absolute, accrued, contingent (or based upon any contingency), fixed or otherwise, or whether due or to become due).

            "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

            "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, option, right of first refusal, restriction on the exercise of any attribute of ownership, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

            "Loss" means any and all damages, fines, fees, penalties, deficiencies, diminution in value of investment, losses and expenses, including without limitation, interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include without limitation, all fees and expenses, including, without limitation fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any Third Party Claims or
(ii) asserting or disputing any rights under this Agreement or the Indemnification and Guarantee Agreement dated as of the date hereof by and among Buyer and the other parties named therein (the "Guarantee Agreement") against any party hereto or otherwise).

            "Non-Competing Party" has the meaning ascribed to it in Section 6.9(a).

            "Northwest" has the meaning ascribed to it in the forepart of this Agreement.

            "Operative Agreements" means this Agreement, the Assignment and Release of Claims, the BVI Escrow Agreement, the Phase II Escrow Agreement, the Tax Escrow Agreement, the Guarantee Agreement and any other agreements to be entered into in connection with the transactions contemplated by this Agreement.

            "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including without limitation any rights to participate in the equity, income or election of directors or officers of such Person.

            "Order" means any writ, judgment, decision, ruling, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

            "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, and (ii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not impair the value or marketability of the property subject to such Lien or interfere with the use of such property in the conduct of the business of the Company and which do not secure obligations for money borrowed.

            "Person" means any natural person, corporation, general or limited partnership, limited liability company or partnership, proprietorship, other business organization, estate, trust, union, association or Governmental or Regulatory Authority.

            "Phase I" has the meaning ascribed to it in the forepart of this Agreement.

            "Phase I Completion Date" has the meaning ascribed to it in the forepart of this agreement.

            "Phase I Material" shall mean (i) any and all documents and written or oral information or data (other than Phase II Material) relating to the Business or Condition of the Company, and (ii) information obtained from communications with Gerald A. Peabody, Jr. or Clinton A. Kurtz.

            "Phase II" has the meaning ascribed to it in the forepart of this Agreement.

            "Phase II Commencement Date" has the meaning ascribed to it in the forepart of this Agreement.

            "Phase II Deposit" has the meaning ascribed to it in Section
6.10(a).

            "Phase II Escrow Agent" has the meaning ascribed to it in Section 6.10(a).

            "Phase II Escrow Agreement" has the meaning ascribed to it in
Section 6.10(a).

            "Phase II Material" means (i) any and all documents and written or oral information or data relating to (A) the contents of the Contracts identified on Annex I hereto, (B) the identities of the Company's and Subsidiaries' customers, (C) the prices paid or charged by the Company and Subsidiaries for products it sells or has sold in the ordinary course of business, and (D) the costs charged by suppliers to the Company and its Subsidiaries, and (ii) any information obtained from communications with employees (including Gerald A. Peabody, Jr.) of the Company.

            "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

            "PNBC" has the meaning ascribed to it in the forepart of this Agreement.

            "Purchase Price" has the meaning ascribed to it in Section 1.2.

            "Purchased Stock" has the meaning ascribed to it in the forepart of this Agreement.

            "Refund Event" means any of (i) a breach by the Company or any Seller of Sections 6.1(b)(i), 6.1(b)(ii), 6.3(a), 6.3(b), provided, that, the breach of Section 6.3(b) relates to or is descriptive of Sections 3.9(a), 3.9(b), 3.9(d) (excluding Indebtedness of the Company and its Subsidiaries incurred under the current line of credit with US Bank of Washington, N.A.), 3.9(e) (to the extent involving uninsured damages and Losses in the aggregate exceeding $100,000) and 3.9(g) (to the extent involving the disposition of Assets and Properties having a value in the aggregate exceeding $100,000) and 3.9(k) (to the extent involving payments in the aggregate exceeding $100,000), 6.3(e) (to the extent such relates to activities listed in Section 6.3(a) or 6.3(b) as limited by the proviso contained in clause (i)) and 6.8 (resulting in a failure to consummate the transactions contemplated hereby), as to which Buyer did not have actual knowledge which it waived in writing prior to Phase II; or
(ii) the discovery that any Contract listed on Annex II hereto is not, or on the Closing Date will not be, in full force and effect and constitute a legal, valid and binding agreement of, enforceable in accordance with its terms against, each party (other than the Company and its Subsidiaries) thereto, or any such Contract by its terms will be terminated, breached or violated as a result of the Company entering into this Agreement or the consummation of any of the transactions contemplated hereby and Buyer terminates this Agreement in accordance with Section 13.1, or (iii) the Company or any Seller terminates this Agreement in violation of Section 13.1.

            "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Material into the Environment.

            "Relevant Group" has the meaning ascribed to it in Section 3.11(a).

            "Resolution Period" means the period ending 60 calendar days following receipt by an Indemnified Party of a dispute notice.

            "Securities Act" means the Securities Act of 1933, as amended, or any successor law and the rules and regulations thereunder.

            "Seller" or "Sellers" has the meaning ascribed to it in the forepart of this Agreement.

            "Seller Group" means any affiliated, combined, consolidated, unitary or similar group of which the Company is or was, prior to the Closing Date, a member for purposes of federal income taxation.

            "Site" means any of the real properties currently or previously owned by the Company or any Subsidiary, any predecessors of the Company or any Subsidiary, or any entities previously owned by the Company or any Subsidiary, including all soil, subsoil, surface waters and groundwater thereat.

            "St. Helens" has the meaning ascribed to it in the forepart of this Agreement.

            "Subsidiary" means (i) with respect to the Company, any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least 50% of either the equity interest in, or the voting control of, such Person, whether or not existing on the Effective Date, including, without limitation, each of St. Helens, Northwest, PNBC and FSC; and
(ii) with respect to any Person other than the Company, any Person which, directly or indirectly through subsidiaries or otherwise, beneficially owns at least 50% of either the equity interest in, or the voting control of, such Person, whether or not existing on the Effective Date.

            "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

            "Tax Claim" means any notice by any Tax Authority or other Person that a Tax Return for a tax period ending on or before December 31, 1997 is to be audited, examined or reviewed, and any claim with respect to Taxes attributable to a tax period ending on or before December 31, 1997, made by any Tax Authority or any Person, if such audit, examination, review or claim, if pursued successfully, could serve as the basis for a claim for indemnification, under this Agreement, of a Tax Indemnitee.

            "Tax Escrow Agent" has the meaning ascribed to it in Section 1.4(a).

            "Tax Escrow Agreement" has the meaning ascribed to it in Section 1.4(a).

            "Tax Escrow Funds" shall have the meaning set forth in Section
1.4(a).

            "Tax Indemnitee" means the Company, Buyer and their respective stockholders (other than Sellers), and the general partners, limited partners, officers, directors, employees, agents and Affiliates of each of them (other than Sellers).

            "Tax Returns" means any returns (including any information returns), reports or statements required to be filed for purposes of a particular Tax.

            "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

            "Third Party" shall mean any Person other than the parties hereto and other than the Company.

            "Third Party Claim" has the meaning ascribed to it in Section 10.2.

            "Trade Secrets or other Confidential Information" has the meaning ascribed to it in Section 6.9(c).

            "Unaudited Financial Statements" has the meaning ascribed to it in
Section 3.8(a).

            (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

            (c) Without limiting the phrase "Knowledge of the Company", when used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person, (ii) with respect to any other Person, the actual knowledge of the directors, officers, members, managers, general partners, and other similar Person in a similar position or having similar powers and duties.

                                  ARTICLE XIII
                                   TERMINATION

            13.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

            (a) at any time before the Closing, by mutual written agreement of the Sellers, on the one hand, and Buyer, on the other hand;

            (b) at any time before the Closing, by the Sellers, on the one hand, or Buyer, on the other hand, in the event (i) of a material breach hereof or of the Guarantee Agreement by the non-terminating party if such non-terminating party fails to cure such breach within five (5) Business Days following notification thereof by the terminating party or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; and

            (c) at any time after March 4, 1998, by the Sellers, on the one hand, or Buyer, on the other hand, upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

            13.2 Effect of Termination. If this Agreement is validly terminated pursuant to Section 13.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of each Seller, the Company or Buyer, except that the provisions with respect to expenses in Section
14.3 and confidentiality in Section 14.4 will continue to apply following any such termination; provided, however, that, notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement after the Phase II Commencement Date for a Refund Event, the Buyer may recover the Phase II Deposit in its entirety in accordance with the Phase II Escrow Agreement.

                                   ARTICLE XIV
                                  MISCELLANEOUS

            14.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

            (a)      If to the Company,          Pozzolanic Resources, Inc.
                     prior to Closing:           7525 SE 24th Street, Suite 630
                                                 Mercer Island, WA 98040
                                                 Facsimile No:  (206)  232-5869
                                                 Attn: Gerald A. Peabody, Jr.

                          with a copy to:        Bradley D. Stam
                                                 2038 139th Place S.E.
                                                 Bellevue, WA  98005-4036
                                                 Facsimile No: (425) 747-4378

            (b)      If to Buyer, to:            JTM Industries, Inc.
                                                 127 South 500 East, Suite 675
                                                 Salt Lake City, UT 84102
                                                 Facsimile No: (801) 355-9167
                                                 Attn:  Jean I. Everest II

                          with a copy to:        Citicorp Venture Capital, Ltd.
                                                 399 Park Avenue - 14th Floor
                                                 New York, NY 10043
                                                 Facsimile No:  (212) 888-2940
                                                 Attn:  Joseph M. Silvestri

                          and with a copy to:    Morgan, Lewis & Bockius LLP
                                                 101 Park Avenue
                                                 New York, NY 10178
                                                 Facsimile No:  (212) 309-6273
                                                 Attn:  Philip H. Werner

            (c) If to any Seller to the address as it appears in the records of the Company.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given on the earlier of the third Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided for in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

            14.2 Entire Agreement. This Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof; provided, that, Buyer shall remain bound by the confidentiality agreement between Buyer and the Company in existence on the date hereof.

            14.3 Expenses. Except as otherwise expressly provided in this Agreement, the Company shall pay the costs and expenses of Sellers and Buyer will pay its own costs and expenses incurred in connection with this Agreement, the Operative Agreements, and the transactions contemplated hereby and thereby.

            14.4 Confidentiality. Each Seller will hold in strict confidence from any Person (other than any Affiliate of Buyer, representative of Buyer or such Affiliate, or any Buyer's Advisors), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning Buyer or any of its Affiliates furnished to it by the other party or such other party's representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential.

            14.5 Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, Sellers shall execute and deliver to Buyer such other documents and instruments, provide such materials and information and take such other actions as Buyer may reasonably request to consummate the transactions contemplated by this Agreement and the Operative Agreements and otherwise to cause Sellers to fulfill each of their respective obligations under this Agreement and the Operative Agreements.

            14.6 Certain Assets and Properties. Each Seller hereby transfers, conveys, assigns and delivers to the Company, free and clear of all Liens, all of such Seller's respective Assets and Properties, if any, used, held for use or related to the business or operations of the Company or the Subsidiaries.

            14.7 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

            14.8 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of Buyer and the Sellers.

            14.9 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Article X.

            14.10 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any Seller or the Company without the prior written consent of Buyer and any attempt to do so will be void. Buyer may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under Article X) to (i) the parent of or any wholly-owned Subsidiary of Buyer, (ii) any post-Closing purchaser of all or a substantial part of the Assets or Properties of Buyer or (iii) any financial institution providing purchase money or other financing to Buyer from time to time as collateral security for such financing, but no such assignment referred to in clause (i) or
(ii) above shall relieve the assigning party of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

            14.11 Limited Recourse. Notwithstanding anything in this Agreement to the contrary, (i) the obligations and liabilities of the parties hereunder shall be without recourse to any stockholder of Buyer or any of such stockholder's Affiliates, directors, employees, officers or agents and shall be limited to the assets of such party and (ii) the stockholder of Buyer or any of such stockholder's Affiliates, directors, employees, officers or agents have made no (and shall not be deemed to have made any) representations, warranties or covenants (express or implied) under or in connection with this Agreement.

            14.12 Public Announcements. At all times at or before the Closing, none of the parties hereto will issue or make any statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties hereto, which consent in each case shall not be unreasonably withheld. If any party hereto is unable to obtain the approval of its public statement or release from the other parties hereto and such statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required statement or release and promptly furnish the other parties hereto with a copy thereof. Each of Sellers and Buyer will also obtain the other's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

            14.13 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

            14.14 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

            14.15 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Washington, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

            14.16 Consent to Jurisdiction and Service of Process. EACH SELLER AND THE COMPANY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF KING, STATE OF WASHINGTON AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE OPERATIVE AGREEMENTS MAY BE LITIGATED IN SUCH COURTS. THE COMPANY AND EACH SELLER ACCEPTS FOR ITSELF AND HIMSELF (OR HERSELF) AND IN CONNECTION WITH ITS AND HIS (OR HER) RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR THE OPERATIVE AGREEMENTS. EACH SELLER AND THE COMPANY FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 15 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OF THE OTHER PARTIES HERETO

IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

            14.17 Construction. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

            14.18 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                           [Signature Page to Follow]

            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned parties hereto as of the date first above written.

                                                   JTM INDUSTRIES, INC.

                                                   By:
                                                       -------------------------
                                                       Name:
                                                       Title:

                                    SELLERS:

       Shares of Capital Stock Transferred
       -----------------------------------
     Class A          Class C          Class D
     -------          -------          -------

                                                   -----------------------------
       99              2900             -----      Gerald A. Peabody, Jr.


                                                   -----------------------------
        1              -----            -----      Penelope A. Peabody


       100             -----            5800       KOKAN COMPANY LIMITED


                                                   By:
                                                       -------------------------
                                                       Name:
                                                       Title:

                                                   POZZOLANIC RESOURCES, INC.


                                                   -----------------------------
                                                   Name:
                                                   Title:

                                                                 Annex I

                                                        Phase II Contract List

                              Power Plant Contracts

1. Jim Bridger Power Plant (purchase and resale of fly ash by St. Helens Investments, Inc. ("St. Helens"); purchase and resale of bottom ash by St. Helens with occasional sales to date)

2. Naughton Power Plant (purchase and resale of fly ash by St. Helens; purchase and resale of bottom ash by St. Helens with occasional sales to date)

3. I.P.S.C. Power Plant (purchase and resale of fly ash by St. Helens; purchase and resale of bottom ash by St. Helens with no sales to date)

4.    Craig Power Plant (purchase and resale of fly ash by St. Helens)

5.    Hayden Power Plant (purchase and resale of fly ash occasionally by St.
      Helens)

6. Centralia Power Plant (purchase and resale of fly ash by Pozzolanic Northwest Inc. ("Northwest"))

7.    Healy Power Plant (purchase and resale of fly ash by Northwest)

8. Dave Johnston Plant (purchase and resale of fly ash by St. Helens under verbal agreement - no written agreement in effect)

9. Hunter Power Plant (purchase and resale of fly ash occasionally by St. Helens; contract for bottom ash by St. Helens but no sales to date)

10. Huntington Power Plant (purchase and resale of fly ash by St. Helens but not sales to date; contract for purchase and resale of bottom ash by St. Helens)

11. Carbon Power Plant (purchase and resale of fly ash occasionally by St. Helens; contract for purchase and resale of bottom ash sales by St. Helens but no sales to date)

12. Laramie River Power Plant (purchase and resale of fly ash occasionally by St. Helens)

                                                               Annex II

                                                      Refund Event Contract List


--------------------------------------------------------------------------------
                                             Fly Ash
         Plant                          Contract End Date
--------------------------------------------------------------------------------
       Centralia                        February 28, 2012
                                    with continuous extensions
                                     under certain conditions
--------------------------------------------------------------------------------
      Jim Bridger                          May 31, 2008
                                   and extended to May 31, 2013
                                   if performing in accordance
                                          with Agreement
--------------------------------------------------------------------------------
        I.P.S.C.                           January 2002
                                with minimum 5-year extension plan
                                     under certain conditions
--------------------------------------------------------------------------------
         Craig                            July 31, 2006
--------------------------------------------------------------------------------
        Naughton                          March 12, 2000
                                      with 5-year extensions
                                     under certain conditions
--------------------------------------------------------------------------------
         Healy                            July 27, 2000
--------------------------------------------------------------------------------

                                                             Annex III

                                                     Financing Commitment Letter

                        [Previously delivered to Seller]